UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Aptiv PLC

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

To our Shareholders:

I am pleased to invite you to Aptiv PLC’s Annual General Meeting of Shareholders to be held on Friday, April 30, 2021, at 8:00 a.m. Eastern Time, virtually via the internet at www.virtualshareholdermeeting.com/APTV2021. I hope that the convenience of a virtual meeting will allow you to easily join and participate.

The following Notice of Annual General Meeting of Shareholders and Proxy Statement describes the business that will be conducted at the Annual Meeting. You can find financial and other information about Aptiv in the accompanying Form 10-K for the fiscal year ended December 31, 2020. These materials are also available on our website, aptiv.com.

Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. We envision a future with zero vehicle-related injuries or fatalities, and have developed active safety technologies to meet customers’ needs and that have the potential to meaningfully save lives. We also see increasing development and adoption of vehicle electrification to enable a sustainable future for our planet, and have industry-leading high-voltage solutions that reduce CO2 emissions and enable our customers’ electrified vehicle designs. Our software enables seamless connectivity between vehicles, their passengers and the environments in which they operate. In short, Aptiv’s success emanates from a strong, sustainable business that makes the world a better place, a business that is Sustainable by Design.

Despite the unprecedented events of 2020, our commitment to our mission and values has allowed our employees to come together as One Team to keep each other safe while continuing to exceed our customers’ expectations. These efforts have created tremendous value for all of our stakeholders.

Your vote is very important to us. I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for your continued support. We look forward to seeing you on April 30, 2021.

Sincerely,

Kevin P. Clark

President and Chief Executive Officer

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual General Meeting of Shareholders

Friday, April 30, 2021 8:00 a.m. Eastern Time	Place Meeting live via the Internet – please visit www.virtualshareholdermeeting.com/APTV2021	Record Date The close of business March 2, 2021

Meeting Agenda

Presenting the Company’s accounts and auditors’ reports for the fiscal year ended December 31, 2020 to the shareholders, passing the following resolutions, and transacting such other business as may properly come before the Annual Meeting:

•	Ordinary Resolutions

Election of Directors

THAT the following directors be elected as directors of the Company:

1)	Kevin P. Clark
2)	Richard L. Clemmer
3)	Nancy E. Cooper
4)	Nicholas M. Donofrio
5)	Rajiv L. Gupta
6)	Joseph L. Hooley
7)	Merit E. Janow
8)	Sean O. Mahoney
9)	Paul M. Meister
10)	Robert K. Ortberg
11)	Colin J. Parris
12)	Ana G. Pinczuk

Auditors

13)

THAT Ernst & Young LLP be re-appointed as the auditors of the Company until the Annual Meeting of the Company to be held in 2022, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is ratified and that directors are authorized to determine the fees to be paid to the auditors.

•	Advisory, Non-Binding Resolution

Executive Compensation

14)	THAT the Company’s shareholders approve, on an advisory, non-binding basis, the Company’s executive compensation.

Resolutions 1 to 13 will be proposed as ordinary resolutions, and Resolution 14 will be proposed as an advisory, non-binding resolution.

•	Record Date

You are entitled to vote only if you were a shareholder of Aptiv PLC at the close of business on March 2, 2021. Holders of ordinary shares of Aptiv are entitled to one vote for each share held of record on the record date.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual General Meeting of Shareholders (continued)

•	Attendance at the Virtual Annual Meeting

Due to the public health impact of the COVID-19 pandemic and out of an abundance of caution to support the health and well-being of our employees, shareholders and other stakeholders, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/APTV2021.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/APTV2021 you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you last received. You may vote and will be able to ask questions and hear responses to questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will be able to attend the Annual Meeting. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

•	Where to Find More Information about the Resolutions and Proxies

Additional information regarding the business to be conducted and the resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which can be accessed by following the instructions on the Notice of Internet Availability of Proxy Materials that accompanies this Notice of Annual Meeting of Shareholders.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf. Your proxy does not need to be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN APTIV SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL MEETING.

This Notice of Annual Meeting of Shareholders and the Proxy Statement are being distributed or made available on or about March 15, 2021.

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Table of Contents (continued)

COMPENSATION COMMITTEE REPORT	47

2020 SUMMARY COMPENSATION TABLE	48

2020 GRANTS OF PLAN-BASED AWARDS	50

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Table of Contents (continued)

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2021 Proxy Statement — Summary

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

 ANNUAL MEETING OF SHAREHOLDERS

 Date: April 30, 2021

 Time: 8:00 a.m. Eastern Time

 Location: Meeting live via the Internet — please visit www.virtualshareholdermeeting.com/APTV2021

 Record Date: March 2, 2021

 GENERAL INFORMATION

 Stock Symbol: APTV

 Exchange: NYSE

 Ordinary Shares Outstanding (as of the record date): 270,462,749 shares

 Registrar & Transfer Agent: Computershare Investor Services

 Corporate Website: aptiv.com

 Investor Relations Website: ir.aptiv.com

 SHAREHOLDER VOTING MATTERS

Proposal	Board’s Voting Recommendation
Election of Directors	FOR EACH NOMINEE
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR

 BOARD MEETING INFORMATION

 Board Meetings in 2020: 11

 Standing Board Committee Meetings in 2020:

 Audit (5), Compensation and Human Resources (8), Finance (10), Innovation and Technology (5), Nominating and Governance (7)

 DIRECTOR NOMINEES

Name	Director Since	Independent
Kevin P. Clark	2015
Richard L. Clemmer	2020	X
Nancy E. Cooper	2018	X
Nicholas M. Donofrio	2009	X
Rajiv L. Gupta	2009	X
Joseph L. Hooley	2020	X
Merit E. Janow	—	X
Sean O. Mahoney	2009	X
Paul M. Meister	2019	X
Robert K. Ortberg	2018	X
Colin J. Parris	2017	X
Ana G. Pinczuk	2016	X

NAMED EXECUTIVE OFFICERS

•	Kevin P. Clark - President and Chief Executive Officer
•	Joseph R. Massaro - Chief Financial Officer and Senior Vice President, Business Operations
•	David Paja - Senior Vice President and President, Advanced Safety and User Experience Segment
•	David M. Sherbin - Senior Vice President, General Counsel, Chief Compliance Officer and Secretary (retiring effective April 1, 2021)
•	Mariya K. Trickett - Senior Vice President and Chief Human Resources Officer

   COMPENSATION BEST PRACTICES

✓	Robust Stock Ownership Guidelines
✓	Clawback Policy
✓	Restrictive Covenants for Executives
✓	No Excise Tax Gross-Ups
✓	No Hedging/No Pledging

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2020 Aptiv at a Glance

Delivering sustainable mobility solutions

OUR MISSION

Aptiv innovates at the intersection of
disruptive trends in the mobility industry. As a global technology leader, our growing portfolio of solutions makes vehicles safer, greener and more connected, enabling the future of mobility and a more sustainable world.

SAFE A society with zero road fatalities, zero injuries and zero accidents
GREEN Zero emissions, minimizing vehicles’ total lifecycle environmental impact
CONNECTED Seamless integration between the vehicle, its passengers and the world around it

APTIV BY THE NUMBERS
$18B 2020 Business bookings	$13.1B 2020 Revenue	10% 2020 Growth over Market	$1.94 2020 Earnings per share Adjusted for restructuring and other special items	$1.3B 2020 Investment in engineering
18,200 Scientists and engineers	180,000+ People	124 Manufacturing facilities	12 Major technical centers	44 Countries

OUR BUSINESS SEGMENTS

Uniquely positioned as the only provider of both the vehicle’s brain and nervous system

We build the intelligence that brings to life the software-defined vehicle of the future and the technologies that connect every part of the vehicle, enable it to sense the world around it and allow it to communicate.

Advanced Safety & User Experience	Signal & Power Solutions

Encompasses our deep expertise in software-enabled solutions that improve the safety, comfort and convenience of the vehicle, supported by core capabilities in advanced computing, connectivity, data management and analytics.

Leverages our heritage as a global architecture provider and systems integrator to deliver the high-speed data and high-power electrical systems required for feature-rich, highly automated vehicles.
The democratization of the technologies in these business segments has the potential to save lives, save the industry billions in costly vehicle repairs, and reduce carbon emissions.

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2020 Aptiv at a Glance (continued)

SAFE	GREEN	CONNECTED
SOCIETAL CHALLENGES

94% Of all accidents are caused by human error NHTSA 1.35 million Road traffic deaths annually World Health Organization OUR SOLUTIONS	4.6 Metric tons of CO2 emitted from a typical passenger vehicle per year EFA #1 Air pollution is the top environmental cause of death in the European Union European Environmental Agency	125 billion Connected loT devices worldwide by 2030 IHS Markit 50% Average annual increase of global data transmissions over the next 15 years IHS Markit

•  Perception systems, tracking and sensor fusion

•  Active safety, hands-free HMI and interior sensing software

•  ADAS domain controllers and ECUs

•  High-fidelity, high-reliability
interconnects and signal
distribution

•  Integration, validation and testing of safety-critical systems

•  High voltage wiring and electrical centers

•  High voltage connectors, plug-in chargers and cord sets

•  Aluminum wire harnesses for light-weighting

•  Sensing and compute platforms optimized for power management and consumption

•  Architecture optimization for mass and weight reduction

•  Secure connected gateways (cellular, satellite, DSRC, GPS)

•  Wireless (Wi-Fi, Bluetooth), media modules and consumer ports

•  V2X solutions: vehicle-to-vehicle / infrastructure / grid

•  Over-the-air (OTA) updates for software and firmware

•  Edge processing, cloud analytics and cybersecurity

•  Ruggedized electronic and automotive-grade connection systems

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2020 Aptiv at a Glance (continued)

Ethisphere Institute: 2021 World’s Most Ethical Companies® for the ninth year in a row.	Included in the FTSE4Good Index Series, demonstrating strong environmental, social and governance practices measured against globally recognized standards.	EcoVadis: 68/100, Gold rating. This result places Aptiv among the top 5% of companies assessed by EcoVadis.

Carbon Disclosure Project: Volunteer respondent to climate investor carbon and water reporting since 2012. CDP Climate Change Score: B.	Included in the Dow Jones Sustainability Indices (DJSI); DJSI tracks the stock performance of the world’s leading companies in terms of economic, environmental and social criteria.	Sustainalytics: Low Risk ESG Risk Rating. Ranked No. 5 in the Auto Parts industry category.

Ranked No. 4 in the Autos & Parts industry category and included in the JUST U.S. Large Cap Equity ETF.	In 2020, Aptiv received a rating of AA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment*.	Named to Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2020.

* The use by Aptiv of any MSCI ESG research LLC or its affiliates (“MSCI”) data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of Aptiv by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided ‘as-is’ and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

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Our Board’s Engagement

Throughout 2020, our Board of Directors and our Board committees maintained their regular schedule of meetings, quickly transitioning to virtual meetings as COVID-19 emerged. The Board’s work to provide oversight, review, and counsel related to strategy, risks, and opportunities, provided a strong foundation for management and the Board to build upon in responding quickly and appropriately to COVID-19. The risk landscape associated with the COVID-19 pandemic has been, and continues to be, discussed with the Board as well as each of the Board Committees, as appropriate. Over the course of 2020, management regularly updated our directors on COVID-19’s impacts to our business and the strategic, operational and financial risks associated with the pandemic. Discussions with the Board and the Board committees have included, among other topics, financial and operational matters, employee health and safety, plant and facility closures and implementation of Aptiv’s safe operations protocols to reopen sites, findings from outside medical experts and their evaluation of our protocols, and supply chain issues.

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Election of Directors

(Resolutions 1 to 12)

All of our current directors, other than Lawrence A. Zimmerman, who is retiring as of the Annual Meeting, are nominated for one-year terms to serve until the 2021 annual meeting, or until such director’s earlier resignation, retirement or other termination of service. The Board extends its appreciation to Mr. Zimmerman for his years of service, his many contributions and his thoughtful insight and advice.

The Board believes that the combination of the various qualifications, skills, and breadth and depth of experiences of the director nominees contributes to an effective and well-functioning Board. The Board and the Nominating and Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management. Included in each director nominee’s biography below is an assessment of their specific qualifications, attributes, skills and experience. Committee memberships listed below are as of the date of this Proxy Statement.

The Board has been informed that each nominee is willing to continue to serve as a director. If a director does not receive a majority of the vote for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. Messrs. Donofrio, Gupta, and Mahoney were each a member of the Board prior to the Company’s initial public offering in 2011, and information included in this Proxy Statement as to each member’s tenure on our Board reflects that service.

Kevin P. Clark

In March 2015, Mr. Clark became Aptiv’s President and Chief Executive Officer. In 2014, Mr. Clark was appointed Chief Operating Officer responsible for Aptiv’s business divisions, as well as the Global Supply Management function. Mr. Clark joined Aptiv in 2010 as Chief Financial Officer, responsible for all financial activities including strategic planning, corporate development, financial planning and analysis, treasury, accounting, and tax. Before coming to Aptiv, he was a founding partner of Liberty Lane Partners, LLC, a private equity investment firm focused on investing in and building and improving middle-market companies. Mr. Clark served as Chief Financial Officer of Fisher-Scientific International Inc., a manufacturer, distributor and service provider to the global healthcare market, from the company’s initial public offering in 2001 through the completion of its merger with Thermo Electron Corporation in 2006. He also held a number of senior management positions at Fisher-Scientific. Mr. Clark began his career in the financial organization of Chrysler Corporation. He has both a bachelor’s degree in financial administration and a master’s degree in finance from Michigan State University.

Non-Independent Director

Director since: March 2015

Committee Membership: None

Qualifications: Mr. Clark is a proven leader with demonstrated success in creating and implementing Aptiv’s business strategy. As our CEO and former COO and CFO, Mr. Clark provides the Board significant strategic, financial and industry expertise.

Other Public Boards: None

Age: 58

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Election of Directors (continued)

Richard L. Clemmer

Mr. Clemmer is a global technology CEO, most recently leading the turnaround of NXP Semiconductors as Chief Executive Officer and President, a position he held from 2009 to May 2020. He continues to serve NXP as a Strategic Advisor. Prior to NXP, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, from 2007 to 2008. He also served as President and Chief Executive Officer of Agere Systems Inc. (“Agere Systems”), an integrated circuits components company from 2005 to 2007. Prior to joining Agere Systems, Mr. Clemmer held a number of executive leadership positions at Texas Instruments and Quantum Corporation. He holds a bachelor’s degree in business administration from Texas Tech University and a master of business administration from Southern Methodist University.

Independent Director

Director since: July 2020

Committee Membership: Finance Committee and Innovation and Technology Committee

Qualifications: Mr. Clemmer brings to the Board significant leadership experience in the high tech industry, including experience with semiconductor and software companies, and brings valuable experience leading organizations through strategic transactions.

Other Current Public Boards: HP Inc.

Former Public Boards: NCR Corporation (2008-2020), NXP Semiconductors N.V. (2009-2020)

Age: 69

Nancy E. Cooper

Ms. Cooper is the former Executive Vice President and Chief Financial Officer of CA Technologies (“CA”), an IT management software provider, a position she held from August 2006 until she retired in May 2011. Prior to joining CA, Ms. Cooper served as the Chief Financial Officer of IMS Health, Inc. from 2001 to 2006 and, prior to that, as Chief Financial Officer for Reciprocal, Inc. from 2000 to 2001. Ms. Cooper began her career at IBM Corporation in 1976 where she held positions of increasing responsibilities over a 22-year period that focused on technology strategy and financial management. Ms. Cooper received a bachelor of arts degree in both economics and political science from Bucknell University and a master of business administration from the Harvard Graduate School of Business.

Independent Director

Director since: February 2018

Committee Membership: Audit Committee (Chair) and Innovation and Technology Committee

Qualifications: Ms. Cooper brings to the Board significant experience leading a global public finance organization, and contributes financial, risk management, technology and strategy expertise.

Other Current Public Boards: Brunswick Corporation and The Mosaic Company

Former Public Boards: Teradata Corporation (2009-2017)

Age: 67

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Election of Directors (continued)

Nicholas M. Donofrio

Mr. Donofrio retired as Executive Vice President, Innovation & Technology at IBM in 2008. He began his career at IBM in 1964, and worked there for more than 40 years in various positions of increasing responsibility, including Division Director; President for Advanced Workstations Division; General Manager, Large Scale Computing Division; and Senior Vice President, Technology & Manufacturing. Mr. Donofrio earned a bachelor of science degree from Rensselaer Polytechnic Institute and holds a master’s degree from Syracuse University.

Independent Director

Director since: December 2009

Committee Membership: Innovation and Technology Committee (Chair) and Nominating and Governance Committee

Qualifications: Mr. Donofrio brings to the Board significant technology expertise, providing us with valuable insight regarding technology and innovation strategies.

Former Public Boards: Advanced Micro Devices, Inc. (2009-2018) and Bank of New York Mellon Corporation (1999-2017)

Age: 75

Rajiv L. Gupta

Mr. Gupta is former Chairman and CEO of Rohm and Haas Company, a worldwide producer of specialty materials, a position he held from 1999 to 2009. Mr. Gupta began his career at Rohm and Haas in 1971 and served in a broad range of global operations and financial leadership roles. Mr. Gupta received a bachelor of science degree in Mechanical Engineering from the Indian Institute of Technology, a master of science degree in Operations Research from Cornell University and a master’s degree in business administration with a concentration in Finance from Drexel University.

Independent Director and Chairman of the Board

Director since: November 2009

Committee Membership: Compensation and Human Resources Committee (Chair) and Nominating and Governance Committee (Chair)

Qualifications: Mr. Gupta’s professional experience, including as Chairman and CEO of a global public company and many other board assignments, enable him to contribute his expertise in corporate leadership, public company governance, strategic analysis, operations and executive compensation matters.

Other Current Public Boards: Avantor, Inc., DuPont de Nemours, Inc.

Former Public Boards: Howmet Aerospace Inc. (formerly Arconic Inc.) (2016-2020), HP Inc. (formerly Hewlett Packard) (2009-2017), The Vanguard Group, Inc. (2001-2017) and Tyco International plc (2005-2016)

Age: 75

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Election of Directors (continued)

Joseph L. Hooley

Mr. Hooley is the former Chairman of the Board and Chief Executive Officer of State Street Corporation, one of the world’s leading providers of financial services to institutional investors. He retired as the non-executive Chairman of the Board of State Street, effective December 31, 2019, and as its Chief Executive Officer on December 31, 2018. He served as State Street’s Chairman from 2011 to 2019 and as Chief Executive Officer from 2010 to 2018 and President and Chief Operating Officer from 2008 to 2014. From 2002 to 2008, Mr. Hooley served as Executive Vice President and head of the Investor Services Division of State Street and, in 2006, was appointed Vice Chairman and Global Head of Investment Servicing and Investment Research and Trading of State Street. Mr. Hooley holds a bachelor of science degree from Boston College.

Independent Director

Director since: January 2020

Committee Membership: Audit Committee and Compensation and Human Resources Committee

Qualifications: Mr. Hooley’s long tenure as a public company executive leading a global financial services organization provides the Board significant expertise in management, strategic planning, corporate governance and a global business perspective.

Other Current Public Boards: Exxon Mobil Corporation

Former Public Boards: State Street Corporation (2009-2019)

Age: 63

Merit E. Janow

Professor Janow is the Dean, School of International and Public Affairs (SIPA) at Columbia University, a position she has held since 2013. She also serves, since 1994, as a Professor of Professional Practice, International Economic Law and International Affairs at Columbia University. Previously, she directed the program in international finance and economic policy. Professor Janow regularly teaches advanced courses in frontier topics in international trade law and policy, World Trade Organization (WTO) law, at Columbia Law School, and international economic policy and China in the Global Economy at SIPA. She has published numerous articles and several books on international trade and economic matters. Professor Janow served as one of seven members of the WTO’s Appellate Body from 2003 to 2007, as the Executive Director, the International Competition Policy Advisory Committee of the U.S. Department of Justice, Antitrust Division from 1997 to 2000, and Deputy Assistant U.S. Trade Representative for Japan and China from 1990 to 1993. Professor Janow served on the board of directors and then as chair of the Nasdaq Stock Markets LLC of the Nasdaq OMX Group from 2005 to 2016. She holds a bachelor of arts degree from the University of Michigan and a juris doctorate from Columbia Law School at Columbia University.

Director Nominee

Qualifications: Professor Janow is qualified to serve as director of the Company based on her extensive knowledge and experience in international trade, economics, policy and regulatory matters which provide valuable insight to the Company given the global nature of its business.

Other Current Public Boards: Mastercard Inc., Trimble Inc.

Age: 62

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Election of Directors (continued)

Sean O. Mahoney

Mr. Mahoney is a private investor with over two decades of experience in investment banking and finance. Mr. Mahoney spent 17 years in investment banking at Goldman, Sachs & Co., where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking. During his banking career, Mr. Mahoney acted as an advisor to companies across a broad range of industries and product areas. He earned his undergraduate degree from the University of Chicago and his graduate degree from Oxford University, where he was a Rhodes Scholar.

Independent Director

Director since: November 2009

Committee Membership: Finance Committee and Nominating and Governance Committee

Qualifications: Through his experience in investment banking and finance, Mr. Mahoney provides the Board with expertise in financial and business strategy, capital markets, financing, and mergers and acquisitions.

Other Current Public Boards: iHeartMedia, Inc.

Former Public Boards: Alcoa Inc. (2016), Cooper-Standard Holdings, Inc. (2015-2018) and Howmet Aerospace Inc. (formerly Arconic Inc.) (2016-2020)

Age: 58

Paul M. Meister

Mr. Meister is co-founder, and since 2008, Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries. He was President of MacAndrews & Forbes Incorporated (“M&F”) from 2014 to 2018, a private company that owns or controls a diverse set of businesses, including: Revlon, Scientific Games, Harlan Clarke Holdings Corp., vTv Therapeutics LLC, SIGA Technologies, and AM General. During 2018, Mr. Meister also served, on an interim basis, as Executive Vice Chairman of Revlon, Inc. a leading beauty products company, and acted as Revlon’s principal executive officer. Mr. Meister served from 2010 to 2014 as Chairman and CEO of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously Vice Chairman of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific, Inc., from 2001 to 2006, and Chief Financial Officer of Fisher Scientific International, Inc. from 1991 to 2001. Earlier in his career, Mr. Meister served in a number of executive leadership positions at Wheelabrator Technologies Inc., The Henley Group Inc., and AlliedSignal Inc. (now Honeywell International, Inc.). He began his career with Ford Motor Company. Mr. Meister holds a bachelor of arts degree from the University of Michigan and a master of business administration from Northwestern University.

Independent Director

Director since: July 2019

Committee Membership: Compensation and Human Resources Committee and Finance Committee

Qualifications: Mr. Meister’s extensive public company experience, as both an executive and a board member, provides the Board significant expertise in management, strategy, finance and capital markets, operations and mergers and acquisitions.

Other Current Public Boards: Amneal Pharmaceuticals, Inc., Oaktree Acquisition Corp. II, Quanterix Corporation

Other Public Boards: LKQ Corporation (1999-2018), Revlon, Inc. (2016-2018), Scientific Games Corporation (2012-2020) and vTv Therapeutics Inc. (2015-2018)

Age: 68

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Election of Directors (continued)

Robert K. Ortberg

Mr. Ortberg is the former Chief Executive Officer of Collins Aerospace, a United Technologies company from December 2018 to February 2020. Following his retirement from Collins Aerospace, he served as a Special Advisor to the office of the Chief Executive Officer for Raytheon Technologies Corporation, an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide until March 2021. He previously served as the Chief Executive Officer of Rockwell Collins from 2013 to 2018 and served as President from 2012 to 2018. He served as Rockwell Collins’ Executive Vice President, Chief Operating Officer, Government Systems from 2010 to 2012 and as Executive Vice President, Chief Operating Officer, Commercial Systems from 2006 to 2010. Prior to that time, he held other executive positions at Rockwell Collins, which he joined in 1987. Mr. Ortberg has a bachelor of science degree in mechanical engineering from the University of Iowa.

Independent Director

Director since: September 2018

Committee Membership: Audit Committee and Innovation and Technology Committee

Qualifications: Mr. Ortberg brings to the Board a track record of operational and technology leadership, accelerating company growth and creating shareholder value, coupled with a strong background in transformation and innovation.

Other Current Public Boards: Raytheon Technologies Corporation

Former Public Boards: Rockwell Collins, Inc. (2013-2018)

Age: 60

Colin J. Parris

Dr. Parris currently serves as the Senior Vice President and Chief Technology Officer at GE Digital. He joined the General Electric Company in 2014 as the Vice President, GE Software Research. Prior to joining GE, he spent two decades at IBM in a variety of executive roles, serving most recently as Vice President, Systems Research in the IBM T.J. Watson Research Division from 2013 to 2014 and General Manager for IBM’s Power Systems business from 2010 to 2013. Dr. Parris received a bachelor’s degree in electrical engineering from Howard University, a master’s degree in management from Stanford University, and master’s degrees in electrical engineering and computer science, and a doctorate in electrical engineering from the University of California, Berkeley.

Independent Director

Director since: December 2017

Committee Membership: Audit Committee and Innovation and Technology Committee

Qualifications: Dr. Parris has an extensive technology background with significant experience in software and leading digital transformations. His current focus on data software and artificial intelligence provides valuable knowledge to the Board.

Other Public Boards: None

Age: 59

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Election of Directors (continued)

Ana G. Pinczuk

Ms. Pinczuk is the Chief Development Officer for Anaplan, Inc., which provides a cloud-based connected planning platform that helps connect organizations and people to make better and faster decisions. She joined Anaplan in February 2019 as the Chief Transformation Officer, following positions as the President of Hewlett Packard Enterprise’s Pointnext technology services organization, the Executive Vice President and Chief Product Officer of Veritas Technologies LLC, a data management provider specializing in information protection, availability, and insight solutions, and Senior Vice President and General Manager, Backup and Recovery for Symantec Corporation, all in the period from 2015 to 2018. From 2000 until 2015, Ms. Pinczuk served in various executive positions with Cisco Systems, Inc., including serving as Senior Vice President, Sales from 2014 to 2015, Senior Vice President, Services Transformation and Chief Operating Officer from 2013 to 2014, and Vice President, Global Technical Services from 2009 until 2013. Prior to joining Cisco, Ms. Pinczuk spent 15 years with AT&T, Inc., in positions of increasing responsibility. Ms. Pinczuk earned both undergraduate and graduate mechanical engineering degrees from Cornell University, an executive master’s degree in technology management from the University of Pennsylvania and a master’s degree in software management from Carnegie Mellon University.

Independent Director

Director since: November 2016

Committee Membership: Audit Committee and Innovation and Technology Committee

Qualifications: Ms. Pinczuk’s broad technology background spans mobile, IP networking, software, data storage and security, making her a strong contributor to the Board as Aptiv accelerates its innovation in new mobility technologies.

Former Public Boards: KLA–Tencor Corporation (2018-2019)

Age: 57

The Board of Directors recommends a vote “FOR” each of the 12 director nominees named above. If you complete the enclosed proxy card, unless you direct otherwise on that card, the shares represented by that proxy will be voted FOR the election of all 12 nominees.

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BOARD PRACTICES

Board and Governance Information

Size of Board	12

Number of Independent Directors	11

Mandatory Retirement Age	75

Non-Executive Chairman	✓

Annual Election of Directors	✓

Executive Sessions of Independent Directors at each Board Meeting	✓

Annual Board and Committee Evaluations	✓

Independent Audit, Compensation and Human Resources and Nominating and Governance Committees	✓

Director Stock Ownership Guidelines	✓

Code of Ethical Business Conduct Applies to all Directors and Employees	✓

The Nominating and Governance Committee regularly reviews the following Board practices and adopts governance practices that serve the interests of our shareholders.

Size of the Board

As of the date of this mailing, the Board consists of 12 directors. Following the Annual Meeting and assuming all nominated directors are elected, the Board will consist of 12 directors. Our Memorandum and Articles of Association provides that our Board must consist of a minimum of two directors. The exact number of directors will be determined from time to time by our full Board.

Leadership Structure

The Board believes its current leadership structure, which splits the Chairman and CEO roles, best serves the objectives of the Board, including its oversight of management, its ability to fulfill its responsibilities to the Company’s shareholders, and its overall corporate governance. The Board also believes that the separation of the Chairman and CEO roles allows our CEO to focus on operating and managing the Company, while leveraging our Chairman’s extensive board governance experience. Rajiv L. Gupta was elected to the role of Non-Executive Chairman on March 1, 2015, and the Board periodically reviews its leadership structure to determine whether it continues to serve the best interests of Aptiv and its shareholders.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Mr. Clark, our President and Chief Executive Officer, is the only non-independent director. The current non-employee directors of the Company are Richard L. Clemmer, Nancy E. Cooper, Nicholas M. Donofrio, Rajiv L. Gupta, Joseph L. Hooley, Sean O. Mahoney, Paul M. Meister, Robert K. Ortberg, Colin J. Parris, Ana G. Pinczuk and Lawrence A. Zimmerman. The Board has determined that all of its non-employee directors meet the requirements for independence under the New York Stock Exchange (“NYSE”) listing standards. Furthermore, the Board limits membership on the Audit, Compensation and Human Resources, and Nominating and Governance Committees to independent directors.

Audit Committee Financial Experts

The Board has determined that all of the members of the Audit Committee are financially literate and meet the independence rules required for Audit Committee members by the Securities and Exchange Commission (“SEC”). Ms. Cooper, Mr. Hooley and Mr. Ortberg meet the qualifications of audit committee financial experts, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Evaluation of Board Performance

The Nominating and Governance Committee coordinates the Board’s ongoing and annual assessments of its effectiveness, including the effectiveness of its committees and each director. All directors complete an evaluation of the Board and each committee on which they serve. Evaluation topics include number and length of meetings, topics covered and materials provided, committee structure and activities, Board composition and expertise, succession planning, director participation and interaction with management, and promotion of the Company’s values and ethical behavior. Our Board considers the results when making decisions on the structure

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Board Practices (continued)

of our Board and its committees, agendas and meeting schedules for our Board and its committees, and changes in the performance or functioning of our Board.

The Board also conducts individual director and peer assessments. The Chairman conducts individual interviews with each director to obtain his or her assessment of director performance, Board dynamics and the effectiveness of the Board and its committees. These discussions are designed to help assess the competencies and skills each director is expected to bring to the Board. These evaluations have consistently found that the Board and its committees are operating effectively, while identifying opportunities to improve the way the Board and its committees operate. As a result of the evaluations, the Board takes concrete steps to further Board and committee effectiveness.

Director Qualifications, Nominations and Diversity

The Nominating and Governance Committee recommends individuals for membership on the Board. The Nominating and Governance Committee considers a candidate’s character and expertise, performance, personal characteristics, diversity

(inclusive of gender, race, ethnicity and age) and professional responsibilities, and also reviews the composition of the Board relative to the long-term business strategy and the challenges and needs of the Board at that time. The Board is committed to searching for the best available candidates to fill vacancies and fully appreciates the value of diversity, viewed in its broadest sense, including gender, race, ethnicity, experience, leadership qualities, education when evaluating prospective candidates. The Nominating and Governance Committee uses the same selection process and criteria for evaluating all nominees.

Ensuring the Board is composed of Directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareowners, is a top priority of the Board and the Nominating and Governance Committee. The Board is strong in its collective knowledge and diversity of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, technology, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

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Board Practices (continued)

Diversity, Skills and Experience of Our Director Nominees

The table below summarizes some of the experience, qualifications, attributes and skills of our director nominees. This high-level summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board; we look to directors to be knowledgeable in these areas as it relates to Aptiv. We have identified below the areas where each director has specific expertise or prominence that he or she brings to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes or skills is set forth in the biographies in “Election of Directors” above.

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Board Practices (continued)

The Nominating and Governance Committee retains the services of independent executive search firms to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services. In addition to using search firms, the Nominating and Governance Committee also receives candidate recommendations from members of the Board. The recruiting process typically involves contacting a prospect to gauge his or her interest and availability after which a candidate meets with several members of the Nominating and Governance Committee. References for the candidate are contacted and a background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

The Board’s culture enables it to operate quickly and effectively in making key decisions. Board meetings are conducted in a collegial environment of trust, confidentiality, open dialogue, constructive commentary and mutual respect.

In accordance with the procedures in our Memorandum and Articles of Association, shareholders holding at least ten percent of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may propose, and the Nominating and Governance Committee will consider, nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary, which must be received at our principal executive offices no later than the close of business on March 10, 2022, and no earlier than November 30, 2021. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials as the Nominating and Governance Committee may request.

Director Retirement

Our Corporate Governance Guidelines provide that the retirement age for directors is 75, unless waived by the Board. No director who is or would be over 75 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for the director. Once granted, such waiver must be renewed annually. The Board carefully considered the application of this policy with respect to Mr. Donofrio and Mr. Gupta, both of whom are 75. Based upon the leadership value and strategic expertise that both Mr. Donofrio and Mr. Gupta provide, the Board authorized a waiver of the retirement age to allow them to serve one additional year.

Our Corporate Governance Guidelines also provide that non-employee directors who significantly change their primary employment during their tenure as Board members must offer to tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to such offer.

Board Refreshment

We believe that Board refreshment is critical as the mobility industry changes and the Company’s business strategy evolves. In the last four years, we have added seven new independent directors, including four directors with extensive technology backgrounds. At the same time, we believe that we benefit from having several seasoned directors on our Board who are well-versed in the Company’s business and help facilitate the transfer of institutional knowledge. We believe the average tenure for our independent directors of approximately five years reflects the balance the Board seeks between different perspectives brought by long-serving and new directors.

Executive Sessions

Independent directors meet in executive session each Board meeting, without the CEO or any other employees in attendance. The Chairman presides over each executive session of the Board. Each Committee meeting also includes an executive session at which Committee members meet without the CEO or any other employees in attendance.

Board’s Role in Risk Oversight

At Aptiv, we always strive to do the right thing, the right way. Our long-term success depends on ensuring that we demonstrate the highest ethical standards in everything we do, everywhere we operate. We believe an effective risk oversight and compliance program is critical to a company’s long-term success and future growth. The Board takes an active role in risk oversight related to the Company, both as a full Board and through its Committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as described in its charter. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions.

Our Audit Committee receives regular updates from management on risk-related matters and reports on these updates to our Board. In addition, our Board and Audit Committee regularly receive risk assessment reports from management that address and provide updates on key and emerging risks facing the Company. For example, our Board of Directors regularly reviews relevant information technology and cybersecurity matters and receives regular updates from information technology and cybersecurity subject matter experts as part of its risk assess-

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Board Practices (continued)

ment procedures, including analysis of existing and emerging risks, as well as plans and strategies to address those risks. The Board, with input from the Audit Committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all significant risks.

Board’s Role in Sustainability

As a global company, we understand how interconnected the world is, and how our commitment to environmental and social responsibility — and our commitment to always do the right thing the right way — is directly connected to our success.

Sustainability at Aptiv is driven from the top by our Board and CEO and is embedded at every level of Aptiv. The full Board oversees certain sustainability matters directly as part of its strategic review of growth, products and innovation. The Board also regularly reviews personnel talent and development matters.

Several Board committees also oversee discrete sustainability matters from a strategic and risk management perspective. The Compensation Committee discusses people, diversity and inclusion and culture regularly. The Audit Committee discusses ethics and compliance and receives regular reporting regarding business risks. The Nominating and Governance Committee oversees our environmental, health and safety practices and our stewardship outreach to investors, and our Innovation and Technology Committee oversees the development of safe, green and connected products.

Stock Ownership Guidelines

The Board believes that each director should hold a meaningful equity position in the Company, and it has established equity holding requirements for our non-employee directors. The holding requirement for each non-employee director is $500,000 in Aptiv shares. Each new director has up to five years from his or her date of appointment to fulfill this holding requirement. As of the 2020 measurement of ownership, all non-employee directors, except for Mr. Clemmer and Mr. Hooley, both of whom joined the Aptiv Board in 2020, were at or above the ownership requirement.

Governance Principles

The Board has adopted Corporate Governance Guidelines, which set forth the corporate governance practices for Aptiv. The Corporate Governance Guidelines are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct, which applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethical Business Conduct is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

Copies of our Code of Ethical Business Conduct are also available to any shareholder who submits a request to the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79 or by email at corporatesecretary@aptiv.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K by posting on our website any amendments to, or waivers from, a provision of our Code of Ethical Business Conduct that applies to our directors or officers.

Communications with the Board of Directors

Anyone who wishes to communicate with the Board or any individual member of the Board (or independent directors as a group) may do so by sending an email to corporatesecretary@aptiv.com or a letter addressed to the director or directors in care of the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79. All correspondence, other than items such as junk mail that are unrelated to a director’s duties and responsibilities, will be forwarded to the appropriate director or directors.

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BOARD AND COMMITTEE MEETINGS

During 2020, the Board held 11 in-person or virtual meetings. All of our directors attended at least 75% of the Board and Committee meetings on which they serve. In addition, all directors are expected to attend the Annual Meeting of Shareholders, and in 2020, all directors virtually attended the Annual Meeting.

In addition to the formal meetings held, which increased in number due to COVID-19, the Board and its Committees were regularly virtually briefed by management on the Company’s response to COVID-19.

BOARD COMMITTEES

Our Board has the following five committees: Audit; Compensation and Human Resources (CHRC); Finance; Innovation and Technology (ITC); and Nominating and Governance (Nom Gov). Committee charters are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”. Committee membership for 2020 is set forth below:

Board Committees
Name	Audit	CHRC	Finance	ITC	Nom Gov

Kevin P. Clark

Richard L. Clemmer			X	X

Nancy E. Cooper	C			X

Nicholas M. Donofrio				C	X

Rajiv L. Gupta		C			C

Joseph L. Hooley	X	X

Sean O. Mahoney			X		X

Paul M. Meister		X	X

Robert K. Ortberg	X			X

Colin J. Parris	X			X

Ana G. Pinczuk	X			X

Lawrence A. Zimmerman		X	C

“C” = Chair of Committee

“X” = Member of Committee

During 2020, Mr. Clemmer was appointed to the Finance Committee and the Innovation and Technology Committee, Mr. Hooley was appointed to the Audit Committee and the Compensation and Human Resources Committee, and Mr. Ortberg joined the Audit Committee and stepped down from the Compensation and Human Resources Committee. In 2021, in anticipation of Mr. Zimmerman’s retirement, Mr. Meister was appointed Chair of the Finance Committee.

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Board Committees (continued)

Committee	Primary Responsibilities	Number of Meetings in 2020

Audit

	Responsible for the engagement of the registered independent public accounting firm and the review of the scope of the audit to be undertaken by the registered independent public accounting firm. Responsible for oversight of the adequacy of our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. Responsible for oversight of risk-related matters broadly, including the Company’s enterprise risk management program, compliance program and cybersecurity.	5

Compensation and Human Resources

	Responsible for the oversight of the Company’s compensation philosophy and reviews and approves compensation for executive officers (including cash compensation, equity incentives and benefits). Responsible for oversight of management development and succession planning.	7

Finance

	Responsible for oversight of corporate finance matters, including capital structure, financing transactions, acquisitions and divestitures, minority investments, share repurchase and dividend programs, employee retirement plans, interest rate policies, commodity and currency hedging and the annual business plan, including review of capital expenditures and restructurings.	10

Innovation and Technology

	Responsible for oversight of the Company’s technology roadmaps and the technology landscape, product cybersecurity and assessing the overall skill set of the engineering organization.	5

Nominating and Governance

	Responsible for reviewing and recommending policies and procedures relating to director and board committee nominations and corporate governance policies, conducting director searches and overseeing aspects of the Company’s environmental, social and governance programs, including providing input to management on the Company’s risks, policies, strategies and programs generally related to matters of sustainability, corporate social responsibility, corporate governance and environment, health and safety management programs.	7

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DIRECTOR COMPENSATION

Board Compensation

Our directors (other than Mr. Clark, who does not receive additional compensation for services as a member of the Board) received the following annual compensation for service in 2020, which is paid in cash and time-based restricted stock units (“RSUs”). Each director may elect, on an annual basis, to receive 60%, 80% or 100% of his or her compensation in RSUs, with the remainder paid in cash. In April 2020, as a commitment to the Company’s efforts to conserve cash in the wake of the COVID-19 crisis, each director elected to receive the balance of their 2020 compensation in the form of RSUs. The Chairman of the Board receives $500,000 annually, and all other directors receive $265,000 annually. In 2020, Chairs of our Board committees received the following additional annual compensation:

Committee	Additional Annual Compensation
Audit	$25,000
Compensation and Human Resources	20,000
Finance	15,000
Innovation and Technology	15,000
Nominating and Governance(1)	15,000

(1)

The Chairman of the Nominating and Governance Committee is also the Chairman of the Board; he does not receive an additional fee for his service as the Nominating and Governance Committee Chairman. He does, however, receive payment for his services as Chairman of the Compensation and Human Resources Committee.

An annual grant of RSUs is made on the day of the Annual Meeting, which vests on the day before the next annual meeting. Cash compensation is paid quarterly at the end of each fiscal quarter. Any director who joins the Board, other than in connection with the Annual Meeting, will receive prorated cash compensation and a prorated grant of RSUs, based on the date the director joins the Board. These RSUs vest on the day before the next annual meeting.

The table below shows cash and equity compensation paid to each member of the Board in 2020:

2020 Director Compensation

Name	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(3)	Total($)
Richard L. Clemmer	$—	$220,905	$220,905
Nancy E. Cooper	29,000	290,046	319,046
Frank J. Dellaquila(1)	13,250	—	13,250
Nicholas M. Donofrio	28,000	280,026	308,026
Rajiv L. Gupta	26,000	520,031	546,031
Joseph L. Hooley	26,500	265,026	291,526
Sean O. Mahoney	26,500	265,026	291,526
Paul M. Meister	—	265,026	265,026
Robert K. Ortberg	26,500	265,026	291,526
Colin J. Parris	26,500	265,026	291,526
Ana G. Pinczuk	26,500	265,026	291,526
Lawrence A. Zimmerman	28,000	280,026	308,026

(1)	Mr. Dellaquila did not receive a stock award in 2020, as he retired from the Board in April 2020.
(2)	Amounts reflected in this column were related to 2019 compensation elections paid in 2020.
(3)

Reflects the grant date fair value of the equity awards granted to directors on April 23, 2020, which was the date of grant for all directors, other than Mr. Clemmer. The grant date for Mr. Clemmer was July 1, 2020, in connection with his appointment to the Board. The values set forth in the table were determined in accordance with FASB ASC Topic 718. For assumptions used in determining the fair value of the awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As of December 31, 2020, all outstanding Aptiv RSU awards held by our directors were unvested; they vest in full on April 29, 2021. The year-end RSU balances for our directors are:

Name	Unvested RSUs 12/31/2020
Richard L. Clemmer	2,929
Nancy E. Cooper	4,776
Nicholas M. Donofrio	4,611
Rajiv L. Gupta	8,563
Joseph L. Hooley	4,364
Sean O. Mahoney	4,364
Paul M. Meister	4,364
Robert K. Ortberg	4,364
Colin J. Parris	4,364
Ana G. Pinczuk	4,364
Lawrence A. Zimmerman	4,611

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COMPENSATION DISCUSSION AND ANALYSIS

A Note from the Chair of the Compensation Committee

Dear Shareholders,

Balancing pay-for-performance with shareholder alignment is a hallmark of our executive compensation program at Aptiv. Our leadership team relentlessly focuses on the key short and long-term metrics that are critical to executing our business strategy, delivering sustainable growth, and driving shareholder value. Ever since our first say-on-pay vote in 2012, our shareholders have overwhelmingly supported our executive compensation programs. We appreciate your support and are committed to achieving the continued alignment of executive pay with shareholder interests.

Our compensation programs continue to be primarily performance-based, with a significant portion of executive pay at-risk. We consistently set performance targets that are rigorous and reflective of the business plan we communicate to investors.

As we reflect on 2020, the year proved to be much more challenging than anticipated, and certainly less predictable than any planning scenario could have foreseen. Aptiv was faced with a multitude of challenges, both operational and financial, throughout the year as the COVID-19 pandemic emerged and evolved during 2020. Our management team demonstrated exceptional performance throughout this unprecedented year by taking early and decisive actions to put the safety and welfare of our employees first, while preserving and enhancing the Company’s financial flexibility. These early actions positioned us to safely restart our global operations, ensuring flawless operational execution with zero customer disruptions, and enabling Aptiv to achieve strong financial results during the second-half of the year.

The Company’s ability to persevere during this unprecedented time and capitalize on the opportunities that emerged following the onset of the COVID-19 pandemic have driven our share price to all-time highs in the fourth quarter. Our 3-year total shareholder return (“TSR”), a metric on which we evaluate shareholder return, was at the 89th percentile of our TSR peer group.

However, the COVID-19 pandemic dramatically affected Aptiv’s financial performance throughout the year, including with respect to the financial metrics underlying our performance-based compensation programs. In light of this unprecedented year and the extraordinary performance by the management team, the Compensation Committee thoughtfully reviewed and assessed performance against the original performance objectives. Additionally, as part of our ongoing investor engagement, we solicited input from top shareholders to ensure our approach to adjustments, as detailed throughout this Proxy Statement, was consistent with our historic pay-for-performance track record and is aligned with shareholder interests. As a result, the Committee exercised its discretion and made certain adjustments in order to achieve the desired goals of our compensation plans to appropriately compensate management for their actual achievement on behalf of all stakeholders during the year.

As we position Aptiv for continued success, we strive to ensure our compensation programs strengthen and reinforce our strategy, attract and retain top talent, and continue to drive long-term shareholder value.

Thank you again for your continued support and investment in Aptiv.

Raj Gupta

Chair of the Compensation Committee

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Compensation Discussion and Analysis (continued)

Executive Summary

●  Our executive pay program aligns with long-term shareholder value creation. A significant portion of executive pay is performance-based, and subject to rigorous performance targets that are important to our shareholders.

●  Initial decisions on our 2020 compensation plan were made prior to the COVID-19 pandemic. The compensation plan design and targets were established in January 2020, prior to the global emergence of the COVID-19 pandemic and the production shutdowns that ensued. The 2020 compensation plan design included certain changes in order to better align our compensation programs with shareholder interests, including increasing the weighting of relative TSR in our 2020-2022 long-term incentive program from 25% to 33%. In our annual incentive plan metrics, we replaced New Business Bookings with revenue Growth Over Market (“GOM”), a measure of relative revenue growth versus underlying global vehicle production. These changes strengthened alignment of our compensation programs to our strategic objectives, competitive market practices, and shareholder interests.

●   All of our NEOs voluntarily reduced their base salary for the period from April 2020 through August 2020 in response to the financial pressures brought about by the COVID-19 pandemic. All NEOs also deferred their approved base salary increases until September 1, 2020.

●   COVID-19 had a significant impact on achievement against both our short- and long-term original financial objectives. The impact of COVID-19, including global shutdowns, periods of reduced automotive demand, and the increased costs of keeping our employees safe rendered the previously established financial targets for our annual incentive plan and performance-based restricted stock units (“RSUs”) unachievable. In light of the Company’s strong operating and financial performance, including in response to COVID-19 and the unprecedented challenges it presented, and the extraordinary efforts of our employees and leaders around the world to enable the success of the Company following the onset of the COVID-19 pandemic, the Compensation Committee determined this outcome did not reflect our pay-for-performance philosophy.

●  The Compensation Committee recognized the need to re-align the compensation programs in light of COVID-19. In response to management’s decisive actions to successfully respond to and generate strong results in light of the COVID-19 pandemic, the Compensation Committee evaluated changes to compensation programs. The key principles underlying the Compensation Committee’s consideration of compensation program changes were to:

  Consider the welfare of our employees first

   Preserve value for our shareholders

  Compensate and reward performance and value creation

  Reduce pay opportunity in conjunction with adjusted goals

  Cap long-term payouts at target if we do not outperform our peers

●  In July 2020, the Compensation Committee prudently reset the goals and reduced payout opportunities in the Annual Incentive Plan. As the industry emerged from global shutdowns and the Company successfully restarted operations, the Compensation Committee approved the Updated Incentive Plan (as defined below) to motivate participating employees, including executives, and to encourage sustained focus on enterprise-wide goals. The Updated Incentive Plan provided reduced target and maximum incentive opportunities at 50% and 65% of original target payout, respectively.

3-YEAR TSR

49.6%

89TH

PERCENTILE OF OUR TSR

PEER GROUP

BELOW TARGET

INCENTIVE PAYOUT

65%

ANNUAL INCENTIVE

95%

2018-2020 LONG-TERM

INCENTIVE

CEO BASE SALARY

REDUCTION

50%

BASE SALARY REDUCTION

FROM APRIL-AUGUST

2020

3 YEAR AVERAGE

SAY-ON-PAY

96%

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Compensation Discussion and Analysis (continued)

●

In December 2020, the Compensation Committee took thoughtful action to adjust long-term compensation programs in response to COVID-19. Due to the emergence of the COVID-19 pandemic and resultant impacts on the Company’s industry and operations in 2020, the Compensation Committee determined that it was reasonable and appropriate to truncate the performance period for the 2018-2020 performance cycle to measure achievement of the financial results based on actual and estimated financial performance as of December 31, 2019. In addition, adjustments were made to restore our 2019 and 2020 compensation programs’ intended effectiveness. Ensuring alignment of pay-for-performance with shareholder value creation remains a key focus and ensures that the management team is accountable for strategic and operational execution. The Compensation Committee made the following changes:

•

Adjusted the original 3-year financial performance objectives for the 2019 and 2020 performance-based RSU grants, while maintaining the overall plan design. The revised targets were established at levels that the Compensation Committee deemed rigorous and challenging, while acknowledging the current operating environment;

•	Reduced the maximum payouts for 2019 and 2020 performance-based RSU grants from 200% to 150%; with payouts capped at 100% if relative TSR is below median; and

•	Did not grant any new incremental awards.

●

Our 3-year TSR was 49.6% – at the 89th percentile of our TSR peer group, reflecting operational performance well above industry peers. Despite COVID-19 disruptions, our Company delivered strong shareholder returns in 2020, driven by its operating and financial performance to which our management team contributed significantly.

●

Even following these adjustments, our executives were awarded below-target short- and long-term payouts. Although the Company and its leadership exceeded expectations in navigating the unprecedented environment throughout 2020, the Compensation Committee acknowledged that the original targets were not achieved. Following the compensation program adjustments described above, our CEO earned 65% of his annual incentive target for 2020, and 95% of his target shares for the 2018-2020 long-term incentive award. In determining these levels, the Committee applied negative discretion to further align compensation earned by our executives with the austerity measures taken in 2020, including cost reduction and cash conservation actions, while recognizing the overall impact on our employees.

Plan	Before Adjustments	After Adjustments	After Application of Negative Discretion

Annual Incentive Plan	10% payout (GOM)	65% payout	65% payout

2018-2020 performance-based RSUs	49% payout	106% payout	95% payout

●

Accounting guidelines distort the compensation reported in our 2020 Summary Compensation Table. The approved adjustments to 2019-2021 and 2020-2022 long-term incentive grants, while maintaining the value and intent of the original grants, require disclosure in the “Stock Awards” column of the “2020 Summary Compensation Table” as additional stock awards granted in 2020 due to the accounting impact of the program adjustments. For example, the amount disclosed in the “Stock Awards” column for our CEO of approximately $28.5 million reflects his original 2020 performance-based RSU grant as well as including the accounting impact of the adjustments approved in December 2020 to the 2019 and 2020 grants. What would typically be disclosed for this amount is approximately $10.7 million, which reflects the grant date fair value of the 2020 annual grant at the time it was made. Refer to the “Supplemental Compensation Information and Reconciliation” section below, which is provided in order to illustrate the implicit value of awards for our CEO after these adjustments.

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Compensation Discussion and Analysis (continued)

2020 Year in Review

2020 Company Financial and Business Performance Highlights. COVID-19 affected nearly every facet of our operations. In spite of these impacts, our 2020 performance reflects our team’s dedication and efforts to ensure the health and safety of our employees first, while positioning the Company for flawless execution for our customers as operations resumed. Management’s actions preserved and enhanced Aptiv’s financial strength during the COVID-19 pandemic and generated strong returns following the restart of our global operations.

Our financial and business achievements in 2020 include the following:

•	Strengthening our balance sheet and liquidity position in order to continue to invest in value-enhancing opportunities, despite COVID-19

•	Leveraging opportunistic market pricing dynamics and strong market demand by issuing $1.15 billion of ordinary shares and $1.15 billion of 5.50% preferred shares; and

•	Extending the maturity of substantially all of our existing revolving credit facility to August 2022.

•	Acting decisively in response to the global COVID-19 pandemic

•

Taking early and decisive actions to preserve our financial strength, including temporarily reducing executive pay, reducing capital expenditures, and suspending share repurchases and ordinary share dividends; and

•	Designing and successfully implementing our safe operations protocols, which enabled our facilities to restart safely and operate with zero production disruptions following the restart.

•	Generating strong results despite the COVID-19 pandemic

•	Delivering sustained outperformance, with 10% sales growth over market, attributable to our portfolio of leading technologies aligned with secular growth drivers;

•	Generating $1.621 billion of Adjusted EBITDA and cash flow before financing of $836 million, despite the COVID-19 pandemic’s negative impact on automotive production; and

•	Achieving 49.6% TSR over the period 2018 through 2020, illustrating our investors’ belief in our long-term strategy and current financial performance.

•	Continuing our relentless focus on cost structure and operational optimization

•

Maximizing our operational flexibility and profitability at all points in the normal automotive business cycle, by having approximately 97% of our hourly workforce based in best cost countries, and approximately 20% of our hourly workforce composed of contract and temporary employees; and

•	Recruiting and retaining top talent from various industries, including technology.

•	Continuing to execute on our long-term Safe, Green and Connected strategy to enable a more sustainable future

•

Furthering our leadership position in automated driving through the formation of the Motional autonomous driving joint venture with Hyundai, which is focused on the design, development and commercialization of autonomous driving technologies;

•	Expanding our market relevant portfolio to address the industry’s top challenges, including high voltage electrification and active safety technologies; and

•	Significantly enhancing our commitment to corporate sustainability.

Appendix A contains a reconciliation of non-GAAP financial measures used in this disclosure to U.S. GAAP financial measures.

2020 Shareholder Engagement. Aptiv is committed to proactive engagement, communication, and transparency with shareholders. During 2020, we engaged institutional shareholders with respect to a variety of topics related to employee and board culture, board recruitment and refreshment, safety performance and sustainability efforts, and executive compensation. Raj Gupta, the Chairman of the Board and Chairman of the Compensation Committee, as well as members of management,

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Compensation Discussion and Analysis (continued)

participated, as appropriate. In these meetings, we solicited feedback and provided information to our shareholders. We also specifically solicited insight regarding shareholder sentiment about potential adjustments to executive compensation programs.

In addition, members of management met with our investors throughout the year to discuss our businesses, technologies, end markets, financial results, operational execution and our sustainability efforts at numerous conferences and roadshows, in addition to Company-hosted events and quarterly conference calls. We also shared financial and ESG information relevant to our shareholders through our Sustainability Report, our Investor Relations website, our Annual Report and this Proxy Statement.

2020 Say-on-Pay. At our 2020 Annual Meeting of Shareholders, we received support from approximately 96% of votes cast as to our named executive officers’ compensation. Management and the Compensation Committee reviewed our shareholders’ 2020 Say-on-Pay vote and believe it to be a strong indication of continuing support for the Company’s executive compensation program and pay-for-performance philosophy. Therefore, the Compensation Committee maintained its overall pay-for-performance philosophy, compensation objectives and governing principles it has used in recent years when making decisions or adopting policies regarding executive compensation for 2020 and subsequent years. However, given the significant disruptions caused by COVID-19 after the establishment of 2020 executive compensation goals, the Compensation Committee and management believed it was important to solicit additional shareholder insight related to executive compensation practices related to COVID-19, as described above.

COVID-19 Impacts on Shareholders, Employees, and Executives. Our Board and management team took immediate and decisive actions in response to COVID-19 to protect the interests of many stakeholder groups, including employees, shareholders, customers, suppliers, and our communities.

For those actions that related to or impacted compensation, our Compensation Committee’s philosophy was simple:

•	Ensure our shareholders’ value is preserved and our non-executive employees’ compensation is addressed first, with our executives’ compensation adjusted afterward;

•

Reasonably adjust executive compensation for the impacts of COVID-19 on our outstanding compensation programs in order to preserve our pay-for-performance philosophy, and design these adjustments to be more resilient to potential future COVID-19 impacts;

•	Reduce pay opportunities in light of the updated metrics and targets following the impacts of COVID-19; and

•	Transparently report the compensation program adjustments.

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Compensation Discussion and Analysis (continued)

We believe we have been successful in following those principles. The table below sets forth the short-term impacts of the COVID-19 pandemic on our shareholders, our employees and our executives, and the status of these effects at the end of 2020.

	SHORT-TERM IMPACTS	END-OF-YEAR IMPACTS
INCREASING SHAREHOLDER VALUE	Temporary stock price decline	Stock price reached all-time highs in Q4 2020
	Stock price on March 18th closed at $33.55, down 64% from the December 31, 2019 close	At December 31, 2020, stock closed at $130.29, resulting in a 2018-2020 TSR of 49.6%
	Dividend suspended in March 2020	On a relative basis, our TSR performed at the 89th percentile within our TSR peer group
CARING FOR OUR EMPLOYEES	Temporary lay-offs for workers in production facilities aligned with customer and government-mandated shutdowns	Approved a program to provide financial recognition to approximately 15,000 employees (excluding NEOs and other officers)
	Furloughs for salaried non-plant roles	Implemented previously-approved salary increases for salaried employees, effective September 1, 2020
	Suspension of annual salary increases	Reinstated Aptiv’s retirement plan contributions for US, Ireland, and Mexico employees, effective January 1, 2021
	Suspension of retirement plan contributions in the US, Ireland and Mexico	Shared Aptiv’s safety protocols with governments for adoption
	Implemented SAFE start protocols and contact tracing systems to keep our employees safe	Provided PPE to our communities

Following mitigation of impacts of COVID-19 on shareholders and employees, the

Compensation Committee adjusted incentive programs to restore their motivational impact and preserve our pay-for-performance philosophy

RETAINING AND MOTIVATING OUR EXECUTIVES	Voluntary base salary reduction of 50% by the CEO and 10% by our senior officers	Adjusted incentive awards to restore intended motivational and retentive value and preserve our pay-for-performance philosophy
	Short- and long-term performance compensation programs decreased significantly in retentive and motivational value across all three outstanding long-term performance cycles	Reduced upside potential in the 2020 short-term incentive award cycle and in the 2019 and 2020 long-term incentive award cycles
Capped payouts at target if relative TSR is below median for the 2019 and 2020 long-term incentive cycles

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Compensation Discussion and Analysis (continued)

Compensation Governance and Alignment with Shareholders

Aptiv’s executive compensation program is designed to attract, retain and motivate the leaders who drive the successful execution of our business strategies, which seek to balance achievement of targeted near-term results with building long-term shareholder value through sustained execution. Our focus on pay-for-performance and corporate governance aims to help ensure alignment with the interests of our shareholders, as highlighted below:

Pay for Performance	More information on page
90% of 2020 total target annual compensation for the CEO is at risk and 75% is granted in equity, while, on average, 81% of 2020 target annual compensation for the other NEOs is at risk and 63% is granted in equity.	33
We target executive compensation to approximate a competitive range around the market median (50th percentile) and deliver compensation above or below this level as determined by performance.	34

We use a structured goal-setting process for performance incentives, with multiple levels of review.	39
NEOs’ annual incentives in typical years are based on achievement of Corporate, Segment and individual performance goals.	39
75% of the NEOs’ long-term incentive compensation consists of performance-based RSUs, which deliver value based on achievement of financial and relative TSR goals. The value of the remaining 25% of the NEOs’ long-term incentive compensation is awarded in the form of time-based RSUs and fluctuates with Aptiv’s share price.	41
We review and analyze our pay-for-performance alignment on an annual basis.	—

Compensation Governance	More information on page
We actively engage with our shareholders by conducting regular meetings with our major shareholders to discuss governance and executive compensation matters.	29
We disclose our performance metrics.	37
We maintain a reasonable severance practice with market appropriate post-employment provisions.	44
We maintain stock ownership guidelines for our NEOs and directors.	45
We maintain clawback, anti-hedging and anti-pledging policies.	45
We offer no excise tax gross-ups or tax assistance unique to our NEOs.	46
Our Compensation Committee utilizes an independent compensation consultant.	46
Our compensation programs are designed to discourage imprudent risk.	46
We devote focused time to leadership development and succession planning efforts.	—
Our equity grant practices, including burn rate and dilution, are prudent.	—
The Compensation Committee is provided tally sheets to assess total compensation for our NEOs.	—

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Compensation Discussion and Analysis (continued)

2020 Compensation Program Overview

Our Named Executive Officers

For fiscal year 2020, the NEOs were:
Kevin P. Clark	President and Chief Executive Officer (“CEO”)
Joseph R. Massaro	Chief Financial Officer (“CFO”) and Senior Vice President, Business Operations
David Paja	Senior Vice President and President, Advanced Safety and User Experience Segment
David M. Sherbin	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary (Mr. Sherbin is retiring from Aptiv effective April 1, 2021.)
Mariya K. Trickett	Senior Vice President and Chief Human Resources Officer

In September 2020, Mr. Massaro’s role expanded to include responsibility for global manufacturing and supply chain operations, and his title was updated in acknowledgement of this added role.

2020 Target Annual Total Direct Compensation Mix. Base salary and annual and long-term incentive award opportunities (all as more fully described below) are the elements of our NEOs’ total direct compensation. A majority of each NEO’s total direct compensation opportunity is comprised of performance-based pay, in line with the Committee’s compensation philosophy. Our annual incentive awards and the performance-based component of our long-term incentive awards are considered performance-based pay, as the payout of these awards is dependent on the achievement of specified performance goals. The time-based portion of our RSU awards is retentive while also aligning with Company performance, as the final value realized is based on the Company’s share price.

The significant proportion of performance-based pay aligns the compensation interests of our NEO’s with those of Aptiv’s shareholders. The mix of compensation for our CEO and other NEOs on average in 2020, prior to the adjustments made to our executive compensation program in light of COVID-19 as described above, is shown below:

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Compensation Discussion and Analysis (continued)

2020 Target Compensation Structure. The following table depicts the initial 2020 target annual direct compensation opportunities for the NEOs. The amounts reflected in this table were determined by the Compensation Committee in January 2020, prior to the global spread of the COVID-19 pandemic and subsequent production shutdowns in China, North America and Europe during the first half of 2020. This table does not reflect the base salary reductions, deferrals of base salary increases, and reductions of target annual incentive plan awards that subsequently occurred during 2020 in light of COVID-19 and the resultant impacts on the Company. It also does not reflect the grant date fair value of the annual 2020 long-term incentive awards granted in February 2020, or the incremental accounting impact associated with adjustments made to the outstanding performance-based equity awards during 2020, each of which are discussed in further detail below in the “Supplemental Compensation Information and Reconciliation” section. Further, this table does not include information regarding changes in pension value and non-qualified deferred compensation earnings, or information regarding all other compensation, each of which are presented in the “2020 Summary Compensation Table.” As such, this table should not be viewed as a substitute for the “2020 Summary Compensation Table.”

Name	Base Salary ($)(1)	Annual Incentive Target Award ($)	Long-Term Incentive Plan Target Annual Award ($)	Total ($)
Kevin P. Clark	$1,462,272	$2,193,408	$11,000,000	$14,655,680
President and Chief Executive Officer
Joseph R. Massaro	935,000	935,000	3,700,000	5,570,000
Chief Financial Officer and Senior Vice President, Business Operations
David Paja(2)	649,666	552,216	2,200,000	3,401,882
Senior Vice President and President, Advanced Safety and User Experience Segment
David M. Sherbin	621,500	559,350	1,550,000	2,730,850
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Mariya K. Trickett	550,000	467,500	1,500,000	2,517,500
Senior Vice President and Chief Human Resources Officer

(1)

Reflects base salary rates as of September 1, 2020, which were originally to be effective April 1, 2020. As described below, base salaries for the NEOs were reduced from April 2020 through August 2020 prior to the implementation of these base salary rates.

(2)

Mr. Paja is a German employee and his salary and bonus are paid in Euros. U.S. Dollar amounts in this Proxy Statement with respect to Mr. Paja have been converted from Euros at a rate of 1.14 Dollars to one Euro. The exchange rate used was calculated by averaging exchange rates for each calendar month in 2020.

General Philosophy in Establishing and Making Pay Decisions. Our executive compensation programs reflect our pay-for-performance philosophy and encourage executives to make sound decisions that drive short- and long-term shareholder value creation. The Compensation Committee utilizes a combination of fixed and variable pay elements in order to achieve the following objectives:

•	Emphasize a pay-for-performance culture by linking incentive compensation to defined short- and long-term performance goals;
•	Attract, retain and motivate key executives by providing competitive total compensation opportunities; and
•	Align executive and investor interests by establishing market- and investor-relevant metrics that drive shareholder value creation.

Given the transformation of our Company, we seek talent across a broad range of industries, including technology, and our goal for target total direct compensation (base salary, annual and long-term incentives) for our officers, including the NEOs, is to approximate a competitive range around the market median (50th percentile). Compensation for individual roles may be positioned higher or lower than the market median where we believe it is appropriate, considering multiple factors such as each executive’s role and responsibilities, labor market dynamics, the individual’s performance over time, and the experience and critical skills the individual may bring to his or her role with Aptiv.

2020 Peer Group Analysis. We use a group of peer companies to compare NEO compensation to market. The Compensation Committee reviews and determines the composition of our peer group on an annual basis, considering input from its independent compensation consultant and management.

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Compensation Discussion and Analysis (continued)

Aptiv’s 2020 peer group consisted of the following companies, whose aggregate profile was comparable to Aptiv in terms of size, industry, operating characteristics and competition for executive talent.

Amphenol Corporation	Illinois Tool Works, Inc.
Corning Incorporated	Johnson Controls International plc
Cummins Inc.	Lear Corporation
Eaton Corporation plc	Rockwell Automation, Inc.
Emerson Electric Co.	TE Connectivity Ltd.
Fortive Corporation	Textron Inc.
Honeywell International Inc.	Trane Technologies PLC

No changes were made to the 2019 peer group for 2020; however, Ingersoll-Rand plc was renamed Trane Technologies PLC.

In 2020, target total direct compensation among our NEOs, on average, was positioned within a competitive range of the peer group median identified above. We adjust compensation when we believe that there is a market or individual performance issue that should be addressed to preserve the best interests of the shareholders.

Elements of Executive Compensation. In line with our executive compensation philosophy, for 2020 we provided the following primary elements of compensation to our officers, including the NEOs:

•	Base salary;
•	Annual incentive award;
•	Long-term incentive award; and
•	Other compensation, such as participation by the NEOs in defined contribution retirement plans and benefits that are the same as those in which similarly situated non-officer employees may participate.

Additional, non-primary elements of executive compensation, such as payments related to life insurance, tax preparation, expatriate assignments or relocation, may be provided to NEOs from time to time. Any of these elements that were provided to NEOs in 2020 are reflected in the “All Other Compensation” column of the “2020 Summary Compensation Table”.

We regularly undertake a comprehensive review of our business plan to identify strategic initiatives that should be linked to executive compensation. We also assess and review the level of risk in our Company-wide compensation programs to ensure that they do not encourage imprudent risk-taking.

The following table outlines the primary elements of executive compensation for the NEOs for 2020 and indicates how these elements relate to our key strategic objectives:

Element	Key Features	Relationship to Strategic Objectives
Total Direct Compensation
Annual Base Salary

•   Commensurate with job responsibilities, experience, and qualitative and quantitative company or individual performance factors

•   Reviewed on a periodic basis for competitiveness and individual performance

•   Targeted within competitive range of peer group

• Attract and retain key executives by providing market-competitive fixed compensation
Annual Incentive Plan Awards

•   Compensation Committee approves a target incentive pool for each performance period based on selected financial and/or operational metrics

•   Each executive is granted a target award opportunity based on level of responsibility and market competitiveness

•   Payouts in a typical year can range from 0% to 200% of target and are determined by achievement of financial goals based on pre-established objectives (at both the Corporate and, where applicable, Segment level), then may be adjusted to reflect individual performance achievement

•   Pay-for-performance

•   Align executive and shareholder interests

•   Motivate the pursuit of specific business goals that drive long-term value creation

•   SRM reflects ESG metrics related to talent, culture and diversity outcomes, and quality

•   Attract, retain and motivate key executives with market-competitive compensation opportunities

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Compensation Discussion and Analysis (continued)

Element	Key Features	Relationship to Strategic Objectives

•   Strategic Results Modifier (“SRM”) provides for an adjustment to individual payout levels based on an assessment of performance against strategic qualitative factors reviewed and approved by the Compensation Committee at the beginning of each year

•   For information on how the 2020 program was modified from our typical design, see “Executive Summary” above

Long-Term Incentive Plan Awards

•   Target award granted commensurate with job responsibilities, market competitiveness, experience, and qualitative and quantitative Company and individual performance factors

•   Grant RSU awards, 75% of which are earned based on Company performance metrics, including relative TSR, and 25% of which are time-based, which means that the value is determined by Aptiv’s share price

•   For information on how the 2018, 2019 and 2020 programs were modified from our typical design, see “Executive Summary” above

•   Pay-for-performance

•   Aligns executive and shareholder interests

•   Attract, retain and motivate key executives with market-competitive compensation opportunities

•   Utilizes multi-year vesting period and metrics aligned to long-term shareholder value creation including stock price performance

Other Compensation
Retirement Programs

•   Qualified defined contribution plan available to all U.S. salaried employees, including NEOs

•   Non-qualified defined contribution plan available to eligible U.S. employees, including NEOs, who exceed statutory limits under our qualified defined contribution plan

•   Non-qualified defined benefit plan that was frozen in 2008

•   For information on certain changes in effect during 2020 regarding these programs, see “COVID-19 Impacts on Shareholders, Employees, and Executives” above

• Attract and retain key executives with market-competitive compensation opportunities

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Compensation Discussion and Analysis (continued)

Alignment of Incentive Plans. We have aligned our 2020 performance-based annual and long-term incentive plans for executives with metrics on which the Company and its shareholders evaluate performance. The impact of COVID-19 on the Company’s 2020 performance is illustrated in the below financial metrics. Although the COVID-19 pandemic and the resultant impacts on the Company’s industry led to overall declines in most financial metrics as compared to prior years, the Company was able to take decisive actions as the

COVID-19 pandemic emerged that positioned us to generate positive financial returns following the resumption of global vehicle production. The Company’s successful response to the COVID-19 pandemic was reflected in the total shareholder returns delivered over the past 3 years. We have considered adjustments to our 2020 performance-based annual and long-term incentive programs for executives based on these metrics:

Adjusted Net Income (In Millions)	Cash Flow Before Financing (In Millions)

Adjusted EBITDA (In Millions)	Growth over Market

Total Shareholder Return (2018 through 2020)	Return on Net Assets

*

The increase in return on net assets in 2020 is attributable to the $1.4 billion gain recognized on the formation of the Motional autonomous driving joint venture. Excluding the gain on the Motional joint venture, return on net assets was 14.0% in 2020, reflecting continued investments for revenue growth and profitability, as well as the impacts of the COVID-19 pandemic on the Company’s industry and operations.

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Compensation Discussion and Analysis (continued)

Metric Definitions

Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring and other special items.

Return on Net Assets is defined as tax-affected operating income [net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, divided by average net working capital plus average net property, plant and equipment, measured each calendar year; not adjusted for restructuring expenses that are expected to provide future benefit to the Company.

Total Shareholder Return is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in December of the final year of the performance period to the average closing price per share of the Company’s ordinary shares for all available trading days in December of the year prior to the beginning of the performance period, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index.

Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.

Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, net of cash acquired.

Growth over Market represents the year-over-year change in net sales, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions, as compared to the year-over-year change in global vehicle production weighted to the geographic regions in which the Company generates its revenue.

Appendix A contains a reconciliation of these numbers to U.S. GAAP financial measures.

2020 Annual Compensation Determination

Individual base salaries and annual incentive targets for the NEOs are established based on the scope of each NEO’s responsibilities, individual performance, experience and market pay data. At the beginning of each year, we also define key strategic objectives each NEO is expected to achieve during that year, which are then considered by the Compensation Committee when making final compensation determinations.

2020 Base Salaries. Base salary is intended to be commensurate with each NEO’s responsibilities, individual performance and experience. Our practice is to make periodic adjustments to base salary, although we review compensation competitiveness annually. In January 2020, the Compensation Committee approved NEO base salary adjustments of between 2.4% to 7%, dependent on the individual, which were originally to be effective April 1, 2020. Generally, these adjustments were intended to increase the competitiveness of salary and to reflect the Company’s and the individual’s performance. As part of the Company’s response to COVID-19, the CEO took a voluntary 50% reduction in base salary and the remaining NEOs took 10% voluntary reductions in base salary, effective April 1, 2020, and the previously-approved base salary increases were deferred. Subsequently, in response to the success of the Company’s efforts to mitigate the impacts of COVID-19, including putting the safety and welfare of its employees first as it restarted operations safely and effectively as well as ensuring zero customer disruptions, the Company reinstated the approved base salary increases for all affected employees, including NEOs, effective September 1, 2020. The following table summarizes the adjustments:

Name	January 1, 2020 Base Salary ($)	Approved Increase in January 2020 (%)	Approved Base Salary- Deferred to September 1, 2020 ($)	Voluntary Salary Reduction % Effective April 1, 2020-August 31, 2020	Actual 2020 Salary Paid ($)

Kevin P. Clark	$1,428,000	2.4%	$1,462,272	50%	$1,141,924

Joseph R. Massaro	874,000	7.0	935,000	10	857,917

David Paja	610,738	6.4	649,666	10	618,624

David M. Sherbin	607,000	2.4	621,500	10	586,542

Mariya K. Trickett	520,000	5.8	550,000	10	508,333

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Compensation Discussion and Analysis (continued)

2020 Annual Incentive Plan Awards. Our Annual Incentive Plan is designed to motivate our NEOs to drive earnings, cash flow and profitable growth by measuring the NEOs’ performance against our goals at the Corporate and relevant Segment levels.

The Compensation Committee establishes the individual annual incentive target for each NEO at approximately the median of our peer group, but such target can be adjusted based on the NEO’s position, individual performance, and the size and scope of his or her responsibilities. As originally designed, final payouts based on the financial metrics described below can range from 0% to 200% of each NEO’s annual incentive target.

The Compensation Committee, working with management and its independent compensation consultant, sets the performance metrics and objectives for the preliminary annual incentive plan payout levels based on Aptiv’s annual business objectives. For 2020, each NEO’s award payout was originally designed to be determined as follows:

•	Corporate performance metrics were to be weighted 100% for Messrs. Clark, Massaro and Sherbin and Ms. Trickett. For Mr. Paja, who is a Segment President, Corporate and Segment performance metrics were to be weighted 50% each;
•	Individual performance was to be considered for adjustments to the final annual incentive payouts, based on individual performance and achievements; and
•	Individual performance was also to be considered with respect to the Strategic Results Modifiers, as further discussed below.

For 2020, both Corporate and Segment performance objectives were initially based on the following metrics which were aligned with our business strategy:

•	Net Income (“NI” — Corporate) and Operating Income (“OI” — Segment), which we believe are appropriate measurements of our underlying earnings and a representative indication of our overall financial performance;
•	Cash Flow Before Financing (“CFBF” — Corporate) and Simplified Operating Cash Flow (“SOCF” — Segment), which are metrics for measuring cash generation; and
•	Growth over Market (“GOM”), which measures the Company’s sales growth relative to the markets in which it operates.

The Compensation Committee initially selected the following weightings in 2020 for both Corporate and Segment performance metrics:

	Clark, Massaro, Sherbin and Trickett	Paja
Weighting (%) Performance Metrics	100% Corporate	50% Segment	50% Corporate

NI (Corporate) or OI (Segment)(1)	50%	50%	50%

CFBF (Corporate) and SOCF (Segment)(2)	40	40	40

GOM	10	10	10
In addition, discretionary adjustments could be applied based on qualitative factors and considerations(3)

(1)	Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
(2)

CFBF is cash flow before financing, which is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, net of cash acquired. SOCF is defined, on a Segment basis, as earnings before interest, tax, depreciation and amortization (“EBITDA”), plus or minus changes in accounts receivable, inventory and accounts payable, less capital expenditures net of proceeds from asset dispositions, plus restructuring expense, less cash expenditures for restructuring.

(3)

May be applied, based on any of the Strategic Results Modifier factors (further described below), CEO discretion with Compensation Committee approval (approved by the full Board of Directors for the CEO), and/or consideration of individual performance goals/criteria established at the beginning of the year.

The NI / OI and CFBF / SOCF goals and the award payout levels related to the achievement of those goals were to be measured on a performance scale set by the Compensation Committee. Performance below the minimum threshold for a metric would result in no payout for that metric, and performance above the maximum level for a metric would be capped at a maximum total payout of 200% of the target with respect to that metric. For the NI / OI and CFBF / SOCF metrics the threshold, target and maximum payout levels were originally established at 50%, 100% and 200%, respectively. GOM was designed to be treated differently than the NI / OI and CFBF /SOCF metrics. If the GOM targets were achieved, the target payout for that metric was to be paid. If the GOM targets were not achieved, no amount was to be paid for the GOM portion of the award.

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Compensation Discussion and Analysis (continued)

The original 2020 performance goals by metric were:

Category	NI / OI ($ in millions)	CFBF / SOCF ($ in millions)	GOM

Corporate Metrics:	$1,251	$955	5%

Segment Metrics:

Advanced Safety and User Experience (Paja)	450	263	6

Strategic Results Modifier. As part of our focus on strategic priorities, the Strategic Results Modifier (“SRM”) is approved by the Compensation Committee at the beginning of each year as part of the Annual Incentive Plan design. The SRM can range, in the aggregate, from plus or minus 10% of the total Annual Incentive Plan target opportunity. The SRM allows the Compensation Committee to consider progress on or achievement of strategic priorities in addition to the financial metrics under the Annual Incentive Plan. The SRM is determined based on a qualitative performance assessment and recommendation by the CEO as to each other NEO’s achievement of SRM objectives, with final approval by the Compensation Committee. For 2020, the focus areas of the SRM were:

Focus Areas	Corporate Participants	Segment Participants

Talent, culture and diversity outcomes

Quality

Outcomes of the SRM are discussed in the following section.

COVID-19 Related Adjustments to 2020 Annual Incentive Plan. In light of the global COVID-19 pandemic and the resulting impact on the Company’s industry and operations, in July 2020 the Compensation Committee revised certain components of the annual incentive plan to maintain focus on Aptiv’s performance through the remainder of the year (the “Updated Incentive Plan”). The Updated Incentive Plan revised the underlying metrics and reduced the annual incentive plan target opportunity. This plan, which moved from separate corporate- and segment-based metrics to one set of enterprise-wide goals, reflects Aptiv’s revised business objectives and corporate values in response to the COVID-19 pandemic.

The Compensation Committee approved the following adjustments as part of the Updated Incentive Plan:

•	Set rigorous yet achievable performance goals in light of COVID-19 pandemic;
•	Require funding of program to compensate salaried workforce first prior to any payout to executives under the Updated Incentive Plan;
•	Establish Adjusted EBITDA and CFBF as the sole financial performance metrics, each equally weighted; and
•	Reduce target opportunity to 50% of the participant’s original Annual Incentive Plan target (down from 100%), and reduce maximum opportunity to 65% of the participant’s original Annual Incentive Plan target (down from 200%).

As a prerequisite to funding payments under the Updated Incentive Plan, the Compensation Committee approved a program to provide financial recognition awards to salaried employees that were required to take unpaid time-off and participate in other cost reduction measures in early 2020, specifically excluding NEOs and other officers. This pre-requisite represented a non-financial performance goal for the Updated Incentive Plan.

The Updated Incentive Plan annual performance goals by metric for 2020 were:

Performance Threshold	Adjusted EBITDA ($ in millions)	CFBF ($ in millions)

Threshold	$1,066	$36

Target	1,184	155

Maximum	1,303	273

The original Annual Incentive Plan target goals were established to reflect our focus on growth over prior year actual outcomes and above market growth in the performance period. The Updated Incentive Plan target goals were established to reflect the Company’s financial performance in light of the global industry impacts that resulted from the COVID-19 pandemic.

Actual performance on both the Adjusted EBITDA goal and CFBF goal exceeded the maximum. Following a strong recovery in the second half of the year, and as reflected in the Company’s 2020 TSR, the Company achieved strong Adjusted EBITDA and CFBF results, leading to a maximum payout on both metrics. Due to the limits put in place in the Updated Incentive Plan, 2020 overall performance produced a calculated payout of 65% of the original award opportunity.

The SRM continued in effect for the Updated Incentive Plan. The Compensation Committee believed that in light of the events of 2020, a continued focus on talent, culture and diversity outcomes, as well as product quality, remained critically important for the success of our business. The Compen-

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Compensation Discussion and Analysis (continued)

sation Committee’s final determination was that, although the NEOs performed very strongly individually and as a group on the SRM metrics, in light of the impacts of the COVID-19 pandemic, they would not use the SRM to modify payouts under the Updated Incentive Plan.

In determining the final individual payouts, the Compensation Committee, in consultation with the CEO (except related to his own performance and payout), evaluated each eligible NEO’s qualitative performance in relation to the Company’s performance. Each NEO was also evaluated based on his or her individual achievements. In the evaluation, the Compensation Committee recognized the exceptional performance of our NEOs throughout this unprecedented year. The Compensation Committee elected not to make any SRM-related adjustments to payouts. For NEOs other than Mr. Paja, the Compensation Committee did not exercise discretion, and the financial performance under the Updated Incentive Plan determined final payouts. The Committee exercised downward discretion, from 65% of target to 55% of target, for Mr. Paja in relation to certain operational challenges of the Company’s Advanced Safety & User Experience segment. As a result of the considerations described above, the Compensation Committee approved the following 2020 annual incentive award payments for the NEOs:

Name	Annual Incentive Target Award ($)	Annual Incentive Plan Actual Payment for 2020 ($)(1)	Percent of Target Incentive (%)

Kevin P. Clark	$2,193,408	$1,425,715	65%

Joseph R. Massaro	935,000	607,750	65

David Paja	552,216	303,940	55

David M. Sherbin	559,350	363,578	65

Mariya K. Trickett	467,500	303,875	65

(1)	These award amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the “2020 Summary Compensation Table”.

2020 Long-Term Compensation

Performance Metrics. Aptiv’s Long-Term Incentive Plan is designed to reward performance on long-term strategic metrics and to attract, retain and motivate participants. Aptiv’s incentive plans are aggressively performance-based, with 75% of the NEOs’ award consisting of performance-based RSUs, which deliver value if financial and relative TSR goals are met. The targets are aligned with Aptiv’s pay-for-performance culture, which align executive and investor interests. The remaining 25% are time-based RSUs and fluctuate with Aptiv’s share price.

The performance-based RSUs are settled after the results of a three-year performance period are determined. The time-based RSUs generally vest ratably over three years, beginning on the first anniversary of the grant date. The 2020 performance-based RSU grant vests at the end of 2022 and will be settled in early 2023 after the outcomes of the performance period are determined and approved. Under the original design of the performance-based RSU awards, each NEO could receive from 0% to 200% of his or her target performance-based RSU award, as determined by Aptiv’s performance against certain company-wide performance metrics. The metrics used in the 2020 performance-based RSU awards are similar to those used in recent years, however the weighting has been adjusted in an effort to increase alignment with shareholder interests. Specifically, the metrics are evenly weighted in the 2020 awards, whereas in previous years the Average RONA metric had been weighted at 50%. The metrics and weights used in the 2020 awards are:

Metric	Weighting (%)
Average Return on Net Assets (RONA)(1)	33.3%
Cumulative Net Income (NI)(2)	33.3
Relative Total Shareholder Return (TSR)(3)	33.3

(1)

Average RONA is tax-affected operating income divided by average net working capital plus average net property, plant and equipment for each calendar year, as adjusted for incentive plan calculation purposes.

(2)	Cumulative Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
(3)

Relative TSR is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in December of 2022 to the average closing price per share of the Company’s ordinary shares for all available trading days in December of 2019, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index.

The Long-Term Incentive Plan allows for dividend equivalents to accrue on unvested RSUs; however, the dividend equivalents vest and pay out only if and to the extent that the underlying RSUs vest and pay out. As part of the Company’s response to COVID-19, dividends were suspended in March 2020; therefore, no dividend equivalents accrued after that date.

2020 Grants. The Compensation Committee established the following 2020 target long-term incentive awards for our NEOs (consisting of time-based RSUs and performance-based RSUs, as described above), in early 2020 prior to the adverse impacts of the COVID-19 pandemic, including production shutdowns in China, North America and Europe throughout the first half of 2020. These awards take into account scope of responsibilities, individual performance, retention considerations and market compensation data:

Name	Long-Term Incentive Plan Target Annual Award ($)
Kevin P. Clark	$11,000,000
Joseph R. Massaro	3,700,000
David Paja	2,200,000
David M. Sherbin	1,550,000
Mariya K. Trickett	1,500,000

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Compensation Discussion and Analysis (continued)

Adjustments to Performance-Based RSUs Granted in 2019 and 2020 Due to COVID-19 Impacts. In February 2019 and February 2020, the Compensation Committee granted long-term incentive awards to NEOs based on the Company’s business plans at each respective grant date.

Subsequent to the February 2020 grant, the COVID-19 pandemic severely impacted the global economy, our industry, and the Company’s financial results. As described in the “Executive Summary” section above, in response to these impacts and in consideration of the Company’s decisive and successful response to COVID-19, in December 2020, the Compensation Committee approved adjustments to the RONA and NI performance targets that were previously established for the performance awards granted in 2019 and 2020. These adjustments were made in order to take into consideration the impacts of the COVID-19 pandemic on the Company’s industry and operating environment, which impacts were deemed to be outside the control and influence of the management team.

In determining that such action was appropriate with respect to the Company’s outstanding long-term incentive award cycles, the Compensation Committee considered the following:

•	Aptiv is committed to pay for performance, as reflected by the challenging year over year goals we set for ourselves;

•	Aptiv’s long-term incentive program design for these awards is strongly weighted towards performance (with a 75% performance-based / 25% time-based mix, as compared to market practice where a 50% / 50% mix is typical);

•	Our long-term incentive programs measure 3-year cumulative performance — as a result, the unforeseen and unprecedented COVID-19 impact on our business resulted in unachievable financial goals under all three active long-term incentive cycles;

•	Over the past several years, Aptiv hired significant talent outside of the automotive industry to support our strategy to become a leading industrial technology company;

•	The negative effect of significant reductions in long-term incentive opportunities for the next three years creates a significant pay competitiveness issue, which is not reflective of Aptiv’s relative performance;

•	Company performance (operational and TSR) was strong as compared to the Company’s industry — 2018-2020 TSR performance of 49.6% was at the 89th percentile of our TSR peer group; and

•	Despite significant near-term disruption in industry volumes, the Company delivered on its consistent high-single digit growth over market target, resulting in three-year average growth over market of approximately 10%.

The Compensation Committee believes Aptiv’s long-term incentive programs are well designed with a strong emphasis on performance, and as such the Compensation Committee determined that an adjustment for the impact of COVID-19 to the 2019-2021 and 2020-2022 targets to reflect new market realities was appropriate and permitted by the terms of Aptiv’s Long-Term Incentive Plan. The Compensation Committee believes this change further serves to motivate, retain and incentivize our dedicated leaders whose collective efforts in 2020 positioned Aptiv to not only weather the storm, but emerge as a stronger company.

The Compensation Committee closely monitored the impact of COVID-19 throughout the year on the Company’s three outstanding long-term incentive award cycles. The Committee evaluated several alternatives and decided to exercise discretion under the Long-Term Incentive Plan on each of the three in-progress awards, as further described below. This determination was based on the Committee’s assessment that Aptiv’s incentive programs are well-aligned to our strategic and financial objectives, shareholder interests, and that the financial goals under these award cycles became unachievable due to the impacts of COVID-19. The adjustments made by the Compensation Committee were made based on the original intent at the time these awards were granted, while taking into consideration the unprecedented challenges and impacts of COVID-19.

Changes to the 2019 and 2020 performance-based RSU awards consist of:

•	Reducing maximum payout opportunity—Lowering the maximum upside for these awards to 150% from 200%;

•	Requiring “at or above market for above target”—Capping the 2019 and 2020 LTI payout at target unless Aptiv’s relative TSR is at or above the 50th percentile of the TSR peer group; and

•	Adjusting goals on the financial metrics only—The financial targets were adjusted in consideration of the global impact of COVID-19 on the overall market, our industry, and Aptiv. The 2020, 2021, and 2022 financial goals have been adjusted to reflect new market conditions while remaining rigorous and challenging. The payout percentages and the range of performance versus target have not been changed. Also, the above added restrictions serve to mitigate the potential for windfall opportunities within the program.

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Compensation Discussion and Analysis (continued)

Adjustments and Payouts from Long-Term Compensation Granted in 2018

2018-2020 Performance-Based RSUs. The Compensation Committee also carefully assessed the performance awards granted in February 2018 for which vesting was originally based on achievement of 3-year cumulative financial results through December 31, 2020. Due to the same reasons described above related to the emergence of the COVID-19 pandemic and resultant impacts on the Company’s industry and operations in 2020, the Compensation Committee also made adjustments to the 2018 performance awards. In December 2020, the Compensation Committee determined that it was reasonable and appropriate to truncate the performance period for the 2018-2020 performance cycle to measure achievement of the financial results based on actual and estimated financial performance as of December 31,

2019. The goals for the truncated period for each of the Average Return on Net Assets (RONA) and Cumulative Net Income (NI) metrics were unchanged from those established at the time of the original grant. The relative TSR metric goals and performance period were also unchanged from the original grant.

In February 2021, we paid out the performance-based RSUs for the performance period. The following tables set forth: (1) the threshold, target and maximum levels, as well as the performance level achieved during the adjusted performance period; and (2) for each NEO, the target total number of performance-based RSUs and actual number of performance-based RSUs earned. Based on the achievement of the performance goals during the truncated period the earned award was 106% of the target opportunity.

Metric	Weighting (%)	Threshold	Target	Maximum	Achievement
Average Return on Net Assets (RONA)(1)(2)	50%	27.9%	31.2%	34.5%	30.1%
Cumulative NI(2)	25	$3,826	$4,276	$4,726	$3,911
Relative Total Shareholder Return (TSR)	25	30th%ile	50th%ile	90th%ile	89th%ile

(1)

Average RONA is tax-affected adjusted operating income divided by average net working capital plus average net property, plant and equipment for each calendar year, as adjusted for incentive plan calculation purposes.

(2)	Achievement reflects actual performance achieved through December 31, 2019 as well as estimated performance for 2020 as of December 31, 2019.

Further, the Compensation Committee is permitted under the Company’s Long-Term Incentive Plan to make discretionary adjustments to payouts as the Compensation Committee deems appropriate. For the 2018-2020 performance period, the Compensation Committee considered the following factors when determining if and how discretion should be exercised:

Positive Factors	Adverse Factors
Peer-leading 2018-2020 TSR performance of 49.6%, placing Aptiv at the 89th percentile of our TSR peer group	Financial performance fell short of original goals for 2018-2020 performance period
Strong executive team leadership and performance	Stakeholder impacts of cost reduction and cash conservation actions
Stakeholder care during COVID-19 pandemic	The impact of furloughs on employees
Commitment to Diversity, Talent and Culture, and Quality

Despite strong Company and leadership team performance and achieving a cumulative three-year TSR of 49.6% across the three-year cycle, the Compensation Committee decided to exercise additional negative discretion to reduce the payout earned on the 2018-2020 long-term incentive awards to 95% of target.

As a result, the Compensation Committee approved the following 2018-2020 performance-based RSU award payouts.

	Performance-based RSUs
Name(1)	Target Total Number of Units Granted (#)	Actual Total Number of Units Earned (#)(1)(2)
Kevin P. Clark	82,590	78,461
Joseph R. Massaro	20,648	19,616
David Paja	12,389	11,770
David M. Sherbin	11,976	11,378
Mariya K. Trickett	11,257	10,694

(1)	Includes accrued dividend equivalents. Dividends were suspended in March 2020 and no further dividend equivalents were accrued thereafter.
(2)	Absent the adjustments approved by the Compensation Committee, the total number of units earned would have been 49% of the target total number of units granted.

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Compensation Discussion and Analysis (continued)

Supplemental Compensation Information and Reconciliation

Required Disclosure regarding Accounting Impacts Significantly Inflates the Value of Stock Awards. As discussed above, in December 2020, the Compensation Committee approved adjustments to the RONA and NI performance targets that were previously established for the 2019-2021 and 2020-2022 long-term incentive awards. Although no additional incremental awards were granted as a result of these adjustments, in accordance with disclosure rules, the full modification date incremental value of the December 2020 adjustments is required to be disclosed and added in the 2020 Summary Compensation Table. This is in addition to disclosure of the full grant date fair value of the long-term incentive award granted in February 2020 as part of our typical annual compensation practice. In a typical year, only the grant date fair value of the 2020-2022 long-term incentive award would be reported in the 2020 Summary Compensation

Table. The impact of required disclosure of the modification date incremental value results in the presentation of an increase in year-over-year reported compensation for our executives. However, as stated above, no additional incremental awards were granted in 2020, and the modification date incremental value of the awards reflects only an approximation of the originally granted value for each of the respective grant years.

The following supplemental table demonstrates the value of stock awards, using the modification date fair value for the December 2020 adjustments made to the stock grants in 2020 and 2019, for our CEO. Absent the value of the modification on the stock awards, the value of the stock awards granted to Mr. Clark would have been $10,695,886, resulting in total compensation reported in the Summary Compensation Table of $13,460,707. With the modifications, the reported value of the stock awards was $28,502,508, resulting in reported total compensation of $31,267,329.

STOCK AWARD ACCOUNTING RECONCILIATION

	Original Grant Date Fair Value of 2020 Grant(1)	Accounting Impact of December Modification to Original 2020 Grant ($130.79/share on 12/30)(2)	Accounting Impact of December Modification to Original 2019 Grant ($130.79/share on 12/30)(3)	Total “Stock Awards” Reported in 2020 Summary Compensation Table(4)
Kevin P. Clark	$10,695,886	$8,336,380	$9,470,242	$28,502,508

(1)	Represents the grant date fair value of the February 2020 long-term incentive award that had a target value of $11 million.
(2)	Represents the incremental accounting impact on the 2020 long-term incentive award of the adjustments approved by the Compensation Committee in December 2020.
(3)	Represents the incremental accounting impact on the 2019 long-term incentive award of the adjustments approved by the Compensation Committee in December 2020.
(4)	Represents the total accounting impact of the 2020 grant, the 2020 grant adjustment and the 2019 grant adjustment. No additional awards were granted to Mr. Clark in 2020.

Other Compensation

Additional compensation and benefit programs available to our NEOs are described below. Only those benefits and policies offered to the other salaried employee populations are available to our NEOs.

Salaried Retirement Savings Program (“SRSP”). Along with other eligible U.S. Aptiv salaried employees and executives, our eligible NEOs participate in our broad-based and tax-qualified defined contribution plan, the SRSP, which is a qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”). All contributions are subject to any contribution limits imposed by the Code. All Company contributions to the SRSP were suspended as of April 1, 2020 in response to COVID-19 and were restarted on January 1, 2021.

Salaried Retirement Equalization Savings Program (“SRESP”). Under the SRESP, eligible U.S. employees receive Aptiv contributions in excess of the limits imposed upon the SRSP by the Code. No guaranteed or above-market rates are earned; the investment options available are a subset of those available to all employees under the SRSP. Additional details regarding benefits and payouts under this plan are provided in the “Non-Qualified Deferred Compensation” section. All Company contributions to the SRESP were suspended as of April 1, 2020 in response to COVID-19 and were restarted on January 1, 2021.

Supplemental Executive Retirement Program (“SERP”). The SERP was frozen (for purposes of credited service and compensation calculations) in 2008, as described further under the “Pension Benefits” section. Only Mr. Sherbin is eligible for the SERP.

Severance Plans. In 2017, we adopted the Aptiv PLC Executive Severance Plan (the “Severance Plan”) and the Aptiv PLC Executive Change in Control Severance Plan (the “Change in Control Plan”). The plans were adopted to provide severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in each plan, including certain of the NEOs.

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Compensation Discussion and Analysis (continued)

For the eligible NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive generally severance payments equal in the aggregate to a multiple of annual base salary (1.5X for officers with at least two years of service, and 1X for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides a COBRA subsidy for a period of up to 18 months following a qualifying separation.

The Change in Control Plan generally provides for severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a Change in Control (as defined in the Change in Control Plan). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would be entitled to receive generally a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, and (2) in the case of the CEO, three times the higher of the CEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control (or in the case of an NEO other than the CEO, two times the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control). In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO.

Benefits under the Severance Plan and the Change in Control Plan are generally subject to execution by the NEO of a general waiver and release of claims in favor of Aptiv.

Other Benefits. We provide additional benefits, such as relocation and expatriate benefits to our NEOs, when applicable, and in general, these benefits are the same as those provided to similarly situated non-officer employees. The primary expatriate benefits include housing allowance, transportation allowance and tax equalization in home and host country. Additional details are covered in the “2020 Summary Compensation Table”.

Compensation Governance Practices

Stock Ownership Guidelines. To support better alignment of our executives’ interests with those of our shareholders, Aptiv’s Board believes that our officers should maintain an appropriate level of equity interest in Aptiv. To that end, our Board has adopted the following stock ownership guidelines:

Role	Guideline
CEO	6x base salary
Most senior elected officers (generally, our other Section 16 officers, including all of our NEOs)	3x base salary
Elected Corporate staff officers	1x base salary

Our officers, including the NEOs, are expected to fulfill the ownership requirement within five years from the time they are appointed to their position. Until such time as the required holding is met, officers may not sell stock, subject to limited exceptions. Once the ownership requirement has been met, an officer may sell stock, provided, however, that the minimum ownership requirement must continue to be met. The Compensation Committee reviews the ownership level for covered executives each year. As of the 2020 measurement of ownership, all of our NEOs were at or above the applicable ownership requirement or on track to meet the applicable ownership requirement within five years of their start date.

Clawback. As a matter of policy, if our financial statements are materially misstated or in material noncompliance with any financial reporting requirement under securities laws, then the Compensation Committee will review the circumstances and determine if any participants should forfeit certain future awards or repay prior payouts. If the misstatement is due to fraud, then the participants responsible for the fraud will forfeit their rights to future awards and must repay any amounts they received from prior awards due to the fraudulent behavior. The Compensation Committee expects to update our clawback policy, as appropriate, to comply with the requirements for clawbacks under the final provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by the Securities and Exchange Commission and the New York Stock Exchange.

Restrictive Covenants. All executives, including the NEOs, are required to sign confidentiality and non-interference agreements in order to participate in the Long-Term Incentive Plan. The non-interference agreements include non-compete and non-solicitation covenants, which generally prohibit executives from:

•	Working for a competitor or otherwise directly or indirectly engaging in competition with us for 12 months after leaving Aptiv;

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Compensation Discussion and Analysis (continued)

•	Soliciting or hiring employees for 24 months after leaving Aptiv; and

•	Soliciting customers for 24 months after leaving Aptiv.

If the terms of the confidentiality and non-interference agreements are violated, Aptiv has the right to cancel or rescind any final Long-Term Incentive Plan award, consistent with applicable law.

No Excise Tax Gross-Ups. We do not provide any excise tax gross-ups specific to our officer population. Certain expatriate policy and relocation provisions, applicable to all salaried employees, allow for tax gross-ups as reimbursement for additional taxes or expenses incurred due to expatriate status or relocation expenses.

No Hedging/No Pledging. The Company’s Insider Trading Policy prohibits its directors and employees from entering into transactions that “hedge” the value of Aptiv stock and from pledging Aptiv securities as collateral for a loan. The Company interprets this prohibition on hedging to extend to engaging in short-term or speculative transactions and from engaging in short sales or the use of prepaid variable forward contracts, equity swaps, collars and exchange funds. In addition, the Company’s Insider Trading Policy prohibits its directors and employees from trading in options (such as put and call options) on Aptiv stock and purchasing Aptiv securities on margin or holding Aptiv securities in a margin account. Further, directors and employees are encouraged to avoid frequent trading or speculating in Aptiv stock. The Company’s Insider Trading Policy is available on aptiv.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Governance.”

Independent Compensation Consultant. The Compensation Committee retained Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant from 2012-mid 2020. In 2020, the Compensation Committee decided to review the executive compensation consultant services arrangement. After a competitive assessment and selection process, the Compensation Committee retained Semler Brossy Consulting Group (“Semler Brossy”) as its independent compensation consultant going forward. The scope of the work done by both CAP and Semler Brossy during 2020 for the Compensation Committee included the following:

•	Providing analyses and recommendations that inform the Compensation Committee’s decisions;

•	Preparing and evaluating market pay data and competitive position benchmarking;

•	Assisting in the design and development of Aptiv’s executive compensation programs;

•	Providing updates on market compensation trends and the
regulatory environment as they relate to executive compensation;

•	Reviewing various management proposals presented to the Compensation Committee related to executive compensation; and

•	Working with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with shareholders.

The Compensation Committee has assessed the independence of Semler Brossy (and, prior to Semler Brossy’s engagement, CAP) pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy or CAP from independently representing the Compensation Committee. Semler Brossy does not perform (and CAP did not perform) other services for the Company, and Semler Brossy will not do so without the prior consent of the Chair of the Compensation Committee. Semler Brossy meets (and CAP met) with the Compensation Committee Chair and the Compensation Committee outside the presence of management. In addition, Semler Brossy participates (and CAP previously participated) in all of the Compensation Committee’s meetings and, when requested by the Compensation Committee Chair, in the preparatory meetings and the executive sessions.

Compensation Risk Assessment. The Aptiv Executive Compensation team, with input from global HR team members, conducted a risk assessment of our compensation programs in January 2021 and concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. The compensation risk assessment included a review of our pay and incentive plan structures, pay practices and policies, and governance process, including the Compensation Committee’s oversight of such programs (supported by an independent consultant).

The Compensation Committee and Semler Brossy reviewed the 2021 assessment and discussed the report with management. The Compensation Committee agreed that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. In doing so, the Compensation Committee also reaffirmed the following key risk mitigating factors with respect to our NEOs:

•	Mix of fixed versus variable, cash versus equity-based and short- versus long-term compensation with an emphasis on equity-based pay;

•	Incentive award opportunities, with performance-based awards capped at approximately two times the target amount, that span both annual and overlapping, multi-year

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Compensation Discussion and Analysis (continued)

time periods and incorporate a broad range of financial metrics and TSR;

•	Existence of a clawback policy; and
•	Stock ownership guidelines, with retention requirements until the guideline is achieved, and the prohibition on hedging and pledging of Company stock.

COMPENSATION COMMITTEE REPORT

We, the undersigned members of the Compensation Committee, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

Rajiv L. Gupta, Chairman

Joseph L. Hooley

Paul M. Meister

Lawrence A. Zimmerman

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2020 SUMMARY COMPENSATION TABLE

The table below sets forth specified information regarding the compensation of the individuals who served for 2020 as President and Chief Executive Officer (Kevin P. Clark) and Chief Financial Officer and Senior Vice President, Business Operations (Joseph R. Massaro), and the next three most highly compensated executive officers who were serving as of December 31, 2020 (David Paja, David M. Sherbin and Mariya K. Trickett).

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin P. Clark	2020	$1,141,924	$—	$28,502,508	$1,425,715	$—	$197,182	$31,267,329
President and Chief	2019	1,421,000	—	11,504,627	1,970,640	—	268,266	15,164,533
Executive Officer	2018	1,375,000	—	10,643,793	1,827,000	—	277,310	14,123,103
Joseph R. Massaro	2020	857,917	—	9,107,543	607,750		100,080	10,673,290
Chief Financial Officer and	2019	865,625	—	3,287,098	917,780		116,654	5,187,157
Senior Vice President,	2018	790,500	—	3,055,017	797,260	—	64,334	4,707,111
Business Operations
David Paja	2020	618,624	—	5,294,782	303,940	—	343,937	6,561,283
Senior Vice President and	2019	594,217	—	1,807,948	444,351	—	289,611	3,136,127
President, Advanced	2018	603,275	—	1,596,632	488,171	—	307,773	2,995,851
Safety and User
Experience Segment
David M. Sherbin	2020	586,542	—	4,034,723	363,578	11,562	50,987	5,047,392
Senior Vice President,	2019	604,000	—	1,643,591	502,596	7,266	87,020	2,844,473
General Counsel, Chief	2018	595,000	—	1,740,428	465,885	—	96,766	2,898,079
Compliance Officer and
Secretary
Mariya K. Trickett	2020	508,333	—	3,704,902	303,875	—	189,151	4,706,261
Senior Vice President and	2019	515,000	—	1,780,353	408,300	—	274,933	2,978,586
Chief Human Resources
Officer

As noted in “2020 Annual Incentive Plan Awards” and “2020 Long-Term Compensation”, the Compensation Committee approved adjustments to the financial performance targets for the 2020 annual cash incentive awards and the performance-based RSU awards granted in 2019 and 2020 in order to mitigate the impacts of the COVID-19 pandemic that were deemed to be outside the control and influence of the management team. The amount shown in the “Stock Awards” column reflects the original grant date fair value, as well as the incremental accounting expense related to the adjustments to the outstanding performance-based RSU awards. See “Supplemental Compensation Information and Reconciliation” for more explanation of the nature and scope of the accounting impacts on our CEO’s compensation.

(1)

All of our NEOs voluntarily reduced their base salary for the period from April 2020 through August 2020. All NEOs deferred their approved base salary increases until September 1, 2020. See “2020 Annual Compensation Determination, 2020 Base Salaries.” Mr. Paja is a German employee. His salary, bonus and other non-equity compensation items are paid in Euros. U.S. Dollar amounts in this Proxy Statement with respect to Mr. Paja’s non-equity compensation have been converted from Euros at a rate of 1.14 Dollars to one Euro. The exchange rate used was calculated by averaging exchange rates for each calendar month in 2020.

(2)

Base salary and annual incentive awards are eligible for deferral under the SRESP. All of the NEOs, other than Mr. Paja, participated in the SRESP in 2020. Total base salaries and annual incentive awards, including the deferred portions, are presented in this 2020 Summary Compensation Table. Contributions to the SRESP are displayed in the “2020 Non-Qualified Deferred Compensation” section.

(3)

The award values reflected in the “Stock Awards” column are the grant date fair values of the NEOs’ respective long-term incentive awards determined in accordance with FASB ASC Topic 718. The 2020 grant date for accounting purposes for the annual award was set at February 28, 2020, as approved by the Board of Directors and the Compensation Committee. In addition, the Compensation Committee approved modifications to the 2019 and 2020 performance-based RSU grants on December 30, 2020. The incremental fair values associated with such modifications, as required under FASB ASC 718, are also included in the “Stock Awards” value for 2020. For assumptions used in determining the fair value of

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 Summary Compensation Table (continued)

these awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The award values include the grant date fair value of 2020 performance-based RSUs based on target performance. Assuming maximum performance achievement under the terms of the original grant and based on grant date share price, for the NEOs’ performance-based RSUs granted in 2020, the values for such awards in the “Stock Awards” column would be $17,425,247 for Mr. Clark; $5,861,218 for Mr. Massaro; $3,485,112 for Mr. Paja; $2,455,388 for Mr. Sherbin; and $2,376,262 for Ms. Trickett.
(4)	The “Non-Equity Incentive Plan Compensation” column reflects payments made under our Annual Incentive Plan.
(5)

Mr. Sherbin was eligible to receive benefits under the SERP during 2020. No amount in this column represents above-market or preferential earnings on non-qualified deferred compensation. Although the SERP is a frozen program (see “2020 Pension Benefits” section) with fixed measurement parameters, the year-over-year balances change because his age and the interest rates used to estimate the pension liability change each year.

(6)	Amounts reported in the “All Other Compensation” column for 2020 reflect the following:

Name	Aptiv Contributions(a)	Life Insurance(b)	Expatriate Assignment(c)	Other(d)	Total

Kevin P. Clark	$179,973	$2,988	$—	$14,221	$197,182

Joseph R. Massaro	85,221	913	—	13,946	100,080

David Paja	—	—	343,937	—	343,937

David M. Sherbin	49,076	1,911	—	—	50,987

Mariya K. Trickett	38,947	243	—	149,961	189,151

(a)

For NEOs other than Mr. Paja, this column reflects Aptiv’s contributions to both the qualified SRSP and the non-qualified SRESP. For all participants in the SRSP, Aptiv provides a contribution of 4% of base salary and annual incentive award payment. We also provide a matching contribution equal to 50% of the participant’s contributions to the program, up to a maximum of 7% of the participant’s base salary and annual incentive award. Aptiv contributions to the SRSP and SRESP were suspended as of April 1, 2020 in response to COVID-19. Additional details regarding the SRESP are provided in the “2020 Non-Qualified Deferred Compensation” section.

(b)	This column reflects the dollar value of the insurance premiums paid for each NEO for premium payments made regarding his or her life insurance policy.
(c)

Mr. Paja receives certain expatriate benefits. The payment represented in this column for Mr. Paja includes: housing of $64,980, healthcare of $23,346, Company-provided automobile of $40,144, education and language of $71,068 and tax equalization payments totaling $144,399 to tax authorities in Germany on Mr. Paja’s behalf, in connection with his expatriate benefits.

(d)	For Mr. Clark and Mr. Massaro, these amounts represent tax preparation expenses in connection with working in Ireland; and for Ms. Trickett, this amount represents relocation expenses of $149,961.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 GRANTS OF PLAN-BASED AWARDS

The table below sets forth the threshold, target and maximum award payout opportunities (or full award opportunity, as applicable) for plan-based awards that were granted to our NEOs in 2020.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin P. Clark			$877,363	$1,096,704	$1,425,715
	2/28/2020								31,870	$2,489,366
	2/28/2020					66,926	95,608	191,216		8,206,520
	12/30/2020	(4)				80,821	136,147	204,220		17,806,623
Joseph R. Massaro			374,000	467,500	607,750
	2/28/2020								10,720	837,339
	2/28/2020					22,511	32,159	64,318		2,760,370
	12/30/2020	(4)				25,352	42,127	63,191		5,509,834
David Paja			220,886	276,108	358,940
	2/28/2020								6,374	497,873
	2/28/2020					13,385	19,122	38,244		1,641,338
	12/30/2020	(4)				14,613	24,127	36,191		3,155,570
David M. Sherbin			223,740	279,675	363,578
	2/28/2020								4,491	350,792
	2/28/2020					9,430	13,472	26,944		1,156,370
	12/30/2020	(4)				11,459	19,325	28,988		2,527,560
Mariya K. Trickett			187,000	233,750	303,875
	2/28/2020								4,346	339,466
	2/28/2020					9,127	13,038	26,076		1,119,118
	12/30/2020	(4)				10,326	17,175	25,763		2,246,318

As noted in “2020 Annual Incentive Plan Awards” and “2020 Long-Term Compensation”, the Compensation Committee approved adjustments to the financial performance targets for the 2020 annual cash incentive awards and the performance-based RSU awards granted in 2019 and 2020 in order to mitigate the impacts of the COVID-19 pandemic on the Company’s operating environment that were deemed to be outside the control and influence of the management team. The amount shown in the “Grant Date Fair Value of Stock and Option Awards” column for the awards dated 12/30/2020 reflect the incremental accounting expense related to the adjustments to performance-based RSU awards.

(1)

These columns show the threshold, target and maximum awards payable to our NEOs under the 2020 Updated Incentive Plan. The final award is determined by Corporate performance, as well as individual performance achievements, as determined by the Compensation Committee. The “target” and “maximum” amounts reflect the reduction to such opportunities in connection with the adjustment of 2020 annual incentive awards in July 2020.

(2)

These columns show the threshold, target and maximum number of RSUs possible under the performance-based RSUs granted in 2020 pursuant to our Long-Term Incentive Plan. The actual payouts will be based on three performance metrics (Average Return on Net Assets, Cumulative Net Income and relative TSR) during the performance period from January 1, 2020 through December 31, 2022. The “maximum” amounts shown for the original February 28, 2020 performance grant reflect the original maximum opportunities under these awards. However, in connection with the adjustment of such awards in December 2020, the maximum possible payout for each award was reduced to 150% of target.

(3)

This column shows the number of time-based RSUs granted to our NEOs in 2020 pursuant to our Long-Term Incentive Plan excluding dividend equivalents. These time-based RSUs generally vest ratably over three years on the first, second and third anniversary dates of the date of grant.

(4)

This award represents a modification to the existing 2019 and 2020 performance-based RSU awards. The total realizable opportunity has not increased for the 2019 or 2020 grants, and the maximum attainable number of shares has been reduced to 150% of the target shares.

(5)

This column reflects the original grant date fair value of each 2020 equity award, as well as the incremental fair value associated with the modifications to the 2019 and 2020 performance-based RSU awards approved in December 2020, in each case determined in accordance with FASB ASC Topic 718, For the original grant date fair values of performance-based RSU awards granted in 2020, the amount reflects the target outcome of the performance conditions, excluding the effect of estimated forfeitures. Except for the performance-based RSUs based on relative TSR (33.3%of the annual performance-based RSUs), the original grant date value for the 2020 equity awards was determined based on the grant date closing price of our stock on the New York Stock Exchange. If the grant is issued on a non-trading day, the grant date closing price was deemed to be the closing price of our stock on the last preceding date on which any reported sale occurred. The closing price of Aptiv shares on February 28, 2020 was $78.11. The grant date fair value for the relative TSR performance-based RSUs granted in 2020 was determined using a Monte Carlo simulation and was based on a price of $101.29 per share. The incremental fair value associated with the modification of the 2019 and 2020 performance-based RSU awards was determined as of the December 30, 2020 modification date. The closing price of Aptiv shares on December 30, 2020 was $130.79.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 Grants of Plan-Based Awards (continued)

Our NEOs are parties to offer letters or employment agreements with Aptiv that generally describe the compensation and benefits initially provided to them upon employment. For more information about these arrangements, refer to “Potential Payments Upon Termination or Change in Control”. For more information about the NEOs’ relative mix of salary and other compensation elements in proportion to total compensation, refer to “2020 Compensation Program Overview — 2020 Target Annual Total Direct Compensation Mix”.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The values displayed in the table below reflect each Aptiv NEO’s outstanding long-term incentive awards as of December 31, 2020. The market values are calculated using a share price of $130.29, the December 31, 2020 closing price of our stock. The performance-based RSUs granted in 2019 and 2020, labeled with performance periods 1/1/2019-12/31/2021 and 1/1/2020-12/31/2022, are presented at the maximum level of performance.

	Stock Awards
Name	Restricted Stock Unit Grant Date or Performance Period(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4),(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kevin P. Clark	2/28/2018	9,178	$1,195,802
	2/28/2019	21,685	2,825,339
	2/28/2020	31,870	4,152,342
	1/1/2019-12/31/2021			146,370	$19,070,547
	1/1/2020-12/31/2022			143,412	18,685,149
Joseph R. Massaro	2/28/2018	2,295	299,016
	2/28/2019	6,197	807,407
	2/28/2020	10,720	1,396,709
	1/1/2019-12/31/2021			41,821	5,448,858
	1/1/2020-12/31/2022			48,239	6,285,059
David Paja	2/28/2018	1,378	179,450
	2/28/2019	3,409	444,159
	2/28/2020	6,374	830,468
	1/1/2019-12/31/2021			23,001	2,996,800
	1/1/2020-12/31/2022			28,683	3,737,108
David M. Sherbin	2/28/2018	1,331	173,416
	2/28/2019	3,100	403,899
	2/28/2020	4,491	585,132
	1/1/2019-12/31/2021			20,911	2,724,494
	1/1/2020-12/31/2022			20,208	2,632,900
Mariya K. Trickett	10/15/2018	3,169	412,889
	2/28/2019(6)	5,261	685,456
	2/28/2019	2,542	331,197
	2/28/2020	4,346	566,240
	1/1/2019-12/31/2021			17,148	2,234,213
	1/1/2020-12/31/2022			19,557	2,548,082

As noted in “2020 Long-Term Compensation”, the Compensation Committee approved adjustments to the financial performance targets for the performance-based RSU awards granted in 2019 and 2020 in order to mitigate the impacts of the COVID-19 pandemic that were deemed to be outside the control and influence of the management team.

(1)

To better understand the information in this table we included the time-based RSU award grant dates and the performance periods of our performance-based RSU awards. All unit amounts include dividend equivalents.

(2)	This column shows the unvested time-based RSU awards as of December 31, 2020, which generally vest ratably on each of the first, second and third anniversaries of the grant date.
(3)	The amount shown represents the market value of awards using a per share price of $130.29, the closing price of our stock on December 31, 2020.
(4)

Performance-based RSUs presented at maximum performance levels. Pursuant to adjustments approved by the Compensation Committee for the 2019-2021 and 2020-2022 performance period, maximum performance is capped at 150% of target.

(5)

Of the awards reflected in this column, the 2019-2021 performance-based RSUs will be settled in early 2022 after the results for the three-year performance period are determined and the 2020-2022 performance-based RSUs will be settled in early 2023 after the results for the three-year performance period are determined.

(6)	These RSUs vest in full on the second anniversary of the date of grant.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding vested stock awards during 2020 for our NEOs. The value realized on vesting is based on the market price of the underlying shares on the date of vest.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Kevin P. Clark	111,097	$12,771,882
Joseph R. Massaro	27,533	3,174,166
David Paja	26,875	2,713,365
David M. Sherbin	16,118	1,852,681
Mariya K. Trickett	15,130	1,739,817

(1)

The shares and values listed in these columns include time-based RSUs that vested on February 28, 2020 and performance-based RSUs that were earned as of December 31, 2020, and settled on February 28, 2021.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 PENSION BENEFITS

Mr. Sherbin is the only NEO eligible to receive benefits under the SERP.

The SERP is a supplemental executive defined benefit plan, which was frozen on September 30, 2008. As a result of the freeze, no new benefits have accrued and no new participants have been allowed to join the plan. This plan is a non-qualified and unfunded defined benefit plan that supplemented the benefits of an underlying qualified defined benefit pension plan assumed by the Pension Benefit Guaranty Corporation (the “PBGC”) in July 2009.

Eligibility

To qualify for participation in the SERP, eligible executives must meet both of the following requirements:

•	The executive was appointed to an executive position at the former Delphi Corporation, as of September 30, 2008; and
•	The executive was employed by Aptiv on October 6, 2009, upon the formation of Delphi Automotive LLP.

To receive benefits under the SERP:

•	The executive must remain continuously employed by Aptiv until the earlier of separation, death or disability; and
•	At the time of termination of employment, death or disability, the executive must have at least 10 years of service and be at least 55 years of age (unless the executive is involuntarily separated other than for cause or dies, in which event the eligible executive or the surviving spouse will begin receiving payment of benefits when the executive attains or would have attained age 55).

Service is credited as of December 31, 2006. The benefit will be paid out in the form of a five-year annuity.

Valuation Method and Assumptions

The actuarial present value of accumulated benefits for the SERP shown in the 2020 Pension Benefits table is based on benefits accrued as of September 30, 2008, the last day on which benefits were accumulated under the former Delphi Corporation’s qualified plan. The amounts reflect the method and assumptions used in calculating our pension liability under U.S. GAAP as of that date, except that each participant is assumed to remain actively employed until age 62.

The present value figures shown are estimates only; actual benefit amounts will be based on the age, interest rates, mortality rates and other circumstances in effect upon the actual termination of employment or death of the participant.

The following table sets forth information regarding benefits provided to and years of service credited to eligible NEOs under the SERP.

2020 Pension Benefits

Name(1)	Plan Name	Number of Years Credited Service(#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Kevin P. Clark	—	—	$—	$—

Joseph R. Massaro	—	—	—	—

David Paja	—	—	—	—

David M. Sherbin	SERP	1.3	52,085	—

Mariya K. Trickett	—	—	—	—

(1)	Messrs. Clark, Massaro and Paja and Ms. Trickett joined Aptiv after the SERP was closed and frozen, and are therefore ineligible for benefits under the program.
(2)

Number of years of credited service is as of December 31, 2006 and includes service with the former Delphi Corporation. Mr. Sherbin had 15 actual years of service with Aptiv as of December 31, 2020. Mr. Sherbin was also subject to a two-year employment requirement, commencing in October 2009, which has been met.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2020 NON-QUALIFIED DEFERRED COMPENSATION

The SRESP is a non-qualified deferred compensation program available to a limited number of employees, including the NEOs. Under the SRESP, participants receive Aptiv contributions in excess of the limits imposed upon the SRSP, our 401(k) plan, by the Internal Revenue Code.

Plan Benefits

Employees who were eligible for SRESP deferrals in 2020, including the NEOs other than Mr. Paja, were permitted to defer additional income above $285,000, which is the maximum income deferral level imposed upon the SRSP by the Internal Revenue Code in 2020, into a SRESP deferral account. They also received the following benefits through March 31, 2020, after which Aptiv contributions were suspended in response to COVID-19:

•	All SRESP-eligible employees receive an Aptiv contribution of 4% of their base salary and annual incentive award. This contribution occurs even if the individual does not elect to make deferrals into the SRESP; and
•	Eligible employees who made deferral contributions under the SRESP received an additional Aptiv matching contribution of 50% on the individual’s voluntary deferrals up to 7% of the base salary and annual incentive award over the qualified plan limit, which constitutes a maximum contribution by Aptiv of 3.5% of each eligible employee’s base salary.

Investment Options

Participants in the SRESP may select investment options for their deferred amounts. The investment options consist of a small selection of index mutual funds and do not offer any guaranteed or above-market returns.

Deferral Election Process

The SRESP deferral election process is conducted prior to the year in which eligible income is earned. For the 2020 plan, deferral elections were required to be made by December 2019. During this process, eligible employees were allowed to make deferral elections related to their 2020 base salary and any annual incentive award based on 2020 performance that would be scheduled to be paid in 2021 (but no later than March 15, 2021).

Distributions

Eligible employees must also elect a distribution date for their deferred amounts. A base salary deferral must remain deferred for a minimum of one year, and any annual incentive deferral must remain deferred for a minimum of two years.

Vesting

All employee deferrals and Aptiv contributions are immediately vested.

The values displayed in the table below include contributions to the NEOs’ SRESP accounts by the NEOs and by Aptiv in 2020, as well as the aggregate balances of these accounts at the end of 2020.

2020 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Kevin P. Clark	$202,969	$158,598	$370,527	$724,316	$2,613,767
Joseph R. Massaro	104,349	63,846	105,192	115,560	509,657
David Paja	—	—	—	—	—
David M. Sherbin	68,932	27,701	27,115	150,081	100,261
Mariya K. Trickett	44,214	18,998	8,141	—	145,523

(1)

All of our NEOs, except Mr. Paja who is not an eligible SRESP participant, elected to defer a portion of their salary and annual incentive awards as permitted under the SRESP. Each NEO’s total salary and annual incentive award, including these deferred amounts, is reported in the “2020 Summary Compensation Table”.

(2)	Our contributions to the NEOs’ SRESP accounts, along with contributions to the qualified SRSP, are disclosed in the “All Other Compensation” column in the “2020 Summary Compensation Table”.
(3)	Aggregate earnings represent change (including losses) in market value less any fee paid by the NEO, but none of these amounts are disclosed in the “2020 Summary Compensation Table”.
(4)	The withdrawals of our NEOs were made in accordance with the deferral election process described in this section.

55	APTIV PLC

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Employment Arrangements

We have offer letters in place with all Aptiv NEOs. These offer letters describe our standard terms and conditions of employment and compensation and benefits provided to the individual. Mr. Clark’s offer letter also includes severance provisions, which provide for 18 months of base pay plus an amount equal to 1.5 times his annual incentive at target in the event he is terminated by the Company without cause.

Each executive who participates in the annual Long-Term Incentive Plan equity grant must sign a grant agreement, as well as a non-interference and confidentiality agreement, described above in the “Compensation Discussion and Analysis” section. The non-interference agreement includes both non-compete and non-solicitation covenants.

Annual Incentive Plan

In the event of a change in control, each executive’s annual incentive target award will be prorated for the time period between the plan start date and the effective change in control date. A payment will also be calculated for that time period based on actual performance and compared to the prorated target, with the executive receiving the larger of the two values. Payment of the award will be made by March 15 of the calendar year following the year in which a change in control occurs.

A change in control under the annual incentive plan occurs if any of the following events occur:

•	A change in ownership or control of Aptiv resulting in any person or group other than Aptiv or a Aptiv employee benefit plan acquiring securities of Aptiv possessing more than 50% of the total combined voting power of Aptiv’s equity securities outstanding after such acquisition;
•	The majority of the board as of the date of the initial public offering is replaced by persons whose election was not approved by a majority of the incumbent board; or
•	The sale of all or substantially all of the assets of Aptiv, in one or a series of related transactions, to any person or group other than Aptiv.

If involuntarily terminated without “Cause” as defined below, each executive, including the NEOs, will also be eligible for a prorated portion of his or her annual incentive award, based on actual performance for the full performance period. The period used to determine the prorated award will be the beginning of the performance period to the individual’s termination date.

Long-Term Incentive Plan

An equity award must be outstanding for one year in order to receive any benefit at termination. Awards outstanding for less than one year will be forfeited upon termination. Upon a voluntary resignation from Aptiv (other than for good reason), including retirement, except as described below for Mr. Clark, any time-based RSUs that have not vested will be canceled. Upon a termination without cause, for good reason or due to death or disability, the time-based RSUs will be prorated over the period between the grant date and termination date. Any unvested pro-rata awards will be delivered at the next scheduled vesting date.

Upon a termination without cause, for good reason or due to retirement, death or disability, any outstanding performance-based RSUs will be prorated over the period between the grant date and termination date. The final performance payout will be determined based on actual performance at the end of the performance period and shares will be distributed at the time of the general distribution.

If an executive voluntarily departs (with the exception of the retirement and good reason provisions discussed above) or is terminated for cause, or in the event of any termination prior to the first anniversary of the grant date, all outstanding unvested equity awards will be canceled.

“Cause” is defined in the Long-Term Incentive Plan as:

•	Indictment for a felony or for any other crime that has or could be reasonably expected to have an adverse impact on performance of duties to Aptiv or on the business or reputation of Aptiv;
•	The NEO being the subject of any order regarding a fraudulent violation of securities laws;
•	Conduct in connection with employment or service that is not taken in good faith and has resulted or could reasonably be expected to result in material injury to the business or reputation of Aptiv;
•	Willful violation of Aptiv’s Code of Ethical Business Conduct or other material policies;
•	Willful neglect in the performance of duties for Aptiv, or willful or repeated failure or refusal to perform these duties; or
•	Material breach of any applicable employment agreement.

“Good Reason” is defined in the Long-Term Incentive Plan as:

•	A material diminution in base salary;

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Potential Payments Upon Termination or Change in Control (continued)

•	A material diminution in authority, duties or responsibilities from those in effect immediately prior to the change in control;
•	Relocation of the NEO’s principal place of employment more than 50 miles from the location immediately prior to the change in control; or
•	Any other action or inaction that is a material breach by Aptiv of the agreement under which the NEO provides services to us.

Upon a qualifying termination within two years after a change in control, or upon a change in control if a replacement award is not provided, outstanding unvested equity awards will vest as follows:

•	Time-based RSUs will vest in full; and
•	After a determination by the Compensation Committee of the Company’s performance at the time of the change in control, the number of performance-based RSUs that will vest will be equal to the greater of (a) the performance-based RSUs earned through the change in control date, or (b) 100% of the performance-based RSUs granted.

A replacement award is an award with respect to the stock of Aptiv or its successor that is at least equal in value to the outstanding award, is a publicly traded security and has no less favorable terms than the outstanding award. A qualifying termination after a change in control includes any termination by Aptiv without cause, or by the NEO for good reason, or due to death or disability.

Change in Control Plan

The Change in Control Plan generally provides for severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a Change in Control (as defined in the Change in Control Plan). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would be entitled to receive generally a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, and (2) in the case of the CEO, three times the higher of the CEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control (or in the case of an NEO other than the CEO, two times the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control). In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO.

Severance Plan

For the eligible NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive generally severance payments equal in the aggregate to a multiple of annual base salary (1.5X for officers with at least two years of service, and 1X for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides to eligible U.S. employees a COBRA subsidy for a period of up to 18 months following a qualifying separation.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Potential Payments upon Termination or Change in Control Table

		Termination Scenario
Name	Component	Voluntary Resignation / Retirement (If Eligible)(5)(6)	Involuntary (Not For Cause) or For Good Reason	Involuntary (For Cause)	Change in Control and Termination	Death/Disability
Kevin P. Clark	Cash Severance(1)	$—	$5,483,520	$—	$10,967,040	$—
	Annual Incentive Plan(2)	1,425,715	1,425,715	—	1,425,715	1,425,715
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	2,173,889	—	8,173,483	2,173,889
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	18,987,162	18,987,162	—	35,931,116	18,987,162
	Benefits Continuation	—	22,940	—	57,687	—
	Total	20,412,877	28,093,226	—	56,555,041	22,586,766
Joseph R. Massaro	Cash Severance(1)	—	2,805,000	—	3,740,000	—
	Annual Incentive Plan(2)	607,750	607,750	—	607,750	607,750
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	585,784	—	2,503,131	585,784
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	2,690,228	5,040,790	—	10,512,840	5,040,790
	Benefits Continuation	—	13,146	—	22,424	—
	Total	3,297,978	9,052,470	—	17,386,145	6,234,324
David Paja	Cash Severance(1)	—	974,498	—	2,403,762	—
	Annual Incentive Plan(2)	303,940	303,940	—	303,940	303,940
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	334,845	—	1,454,167	334,845
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	1,614,163	2,906,900	—	6,103,435	2,906,900
	Benefits Continuation	—	—	—	—	—
	Total	1,918,103	4,520,183	—	10,265,304	3,545,685
David M. Sherbin	Cash Severance(1)	—	1,771,275	—	2,361,700	—
	Annual Incentive Plan(2)	363,578	363,578	—	363,578	363,578
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	312,957	—	1,162,447	312,957
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	2,735,829	2,735,829	—	5,132,123	2,735,829
	Benefits Continuation	—	22,940	—	38,458	—
	Total	3,099,407	5,206,579	—	9,058,306	3,412,364
Mariya K. Trickett	Cash Severance(1)	—	825,000	—	2,035,000	—
	Annual Incentive Plan(2)	303,875	303,875	—	303,875	303,875
	Long-Term Incentives — Time-Based Restricted Stock Units(3)(4)	—	1,143,034	—	1,995,782	1,143,034
	Long-Term Incentives — Performance- Based Restricted Stock Units(3)(4)	1,466,675	2,430,560	—	4,654,871	2,430,560
	Benefits Continuation	—	6,739	—	11,506	—
	Total	1,770,550	4,709,208	—	9,001,034	3,877,469

(1)

In the case of an involuntary not for cause termination or a termination for good reason, Messrs. Clark, Massaro, and Sherbin are eligible to receive severance payments equal to 18 months of base salary, plus 1.5 times the value of the annual incentive plan target award, payable in installments. Mr. Paja and Ms. Trickett are eligible for a severance payment equal to 1.5 times base salary, payable in installments. In the case of a qualifying Change in Control termination, Mr. Clark is eligible to receive a severance payment equal 3 times base salary, plus 3 times the value of the annual incentive plan target award. In the case of a qualifying Change in Control termination, Messrs. Massaro, Paja and Sherbin and Ms. Trickett are eligible to receive a severance payment equal 2 times base salary, plus 2 times the value of the annual incentive plan target award.

(2)

In all scenarios except a voluntary termination or an involuntary termination for cause, the NEO would receive a prorated annual incentive award. If the NEO voluntarily terminates employment, he or she must have worked on the last business day of the year in order to receive his or her annual incentive award; if not, the award is forfeited in its entirety. For each NEO, annual incentive award payments are subject to performance assessment and will be paid after the conclusion of the performance period.

(3)	The value shown is based on the market value of the award using a per-share price of $130.29, the closing price of our stock on December 31, 2020.
(4)

In the event of a qualifying termination within two years after a change in control the NEOs’ awards will vest as described under “Potential Payments Upon Termination or Change in Control — Long-Term Incentive Plan”. Also as described under “Potential Payments Upon Termination or Change in Control — Long-Term Incentive Plan”, if at the time of a change in control the NEOs do not receive replacement awards, their awards will vest upon the change in control regardless of whether their employment is terminated. The performance-based RSUs included represent a 100% payout of each award.

(5)	In the event of a voluntary termination on December 31, 2020, each NEO would receive the value of their 2018 performance-based RSUs.
(6)	As of December 31, 2020, Mr. Clark and Mr. Sherbin are the only NEOs eligible to retire.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

As required by Section 409A of the Internal Revenue Code, all NEOs who have elected to participate in the SRESP must wait six months to receive a payment under the plan by reason of termination of employment. Payments for departure on December 31, 2020 would be made within 60 days after July 1, 2021. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

CEO Pay Ratio

Aptiv is a global company employing approximately 151,000 employees in 44 countries, as of December 31, 2020. We refer to the employee who received the median of the annual cash compensation of all of our employees (other than Mr. Clark) as the “Median Employee.” As permitted under SEC rules, we are using the same Median Employee identified for purposes of our fiscal 2018 CEO pay ratio, as we believe there have been no changes to our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

The Median Employee was identified by using a consistently applied compensation measure of cash compensation, as further described below, for the period beginning on January 1, 2018, and ending on December 31, 2018. All full-time, part-time, and temporary employees of Aptiv and its consolidated subsidiaries as of October 31, 2018, were included. The employees considered did not include any independent contractors or “leased” workers. The compensation for any employee who was hired after January 1, 2018 (other than temporary employees) was annualized for 2018. We did not use any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure.

The cash compensation used in the analysis consisted of base salary or regular wages, premium pay (including but not limited to overtime, holiday pay, and shift differential), and incentive pay. This definition of cash compensation was chosen because we believe it is a compensation measure that provides an accurate depiction of total earnings, and can be applied consistently across the globe.

After determining that the same Median Employee could be used for this year’s disclosure, we calculated annual total compensation for the Median Employee using the same methodology as compensation reported in the 2020 Summary Compensation Table for the CEO. The Median Employee’s annual total compensation is $5,906. When compared to our CEO’s annual total compensation of $31,267,329 (which is the total compensation reported for him in the 2020 Summary Compensation Table for 2020), the ratio of the total annual compensation of our CEO to the total annual compensation of our Median Employee was approximately 5,294:1.

As noted previously in this Proxy Statement, the 2020 Summary Compensation Table includes required accounting adjustments related to the 2019 and 2020 stock awards that distort CEO total compensation. When looking at 2020 CEO compensation in the absence of these required accounting adjustments, the CEO’s annual total compensation would have been $13,460,707 and the pay ratio would be 2,279:1, in line with prior years’ ratios. See “Supplemental Compensation Information and Reconciliation” for more explanation of the nature and scope of the accounting impacts on CEO compensation.

59	APTIV PLC

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee currently consists of Ms. Cooper (Chair), Mr. Hooley, Mr. Ortberg, Dr. Parris and Ms. Pinczuk. All of the members of the Audit Committee are independent directors under the NYSE listing standards and the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that each of Ms. Cooper, Mr. Hooley and Mr. Ortberg qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

The Audit Committee selects, evaluates and, where deemed appropriate, replaces Aptiv’s independent registered public accounting firm. As part of the evaluation of the independent registered public accounting firm, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, the independent registered public accounting firm’s global capabilities and independent registered public accounting firm’s technical expertise and knowledge of the Company’s global operations and industry. In connection with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the new lead engagement partner. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except as otherwise prohibited under applicable law.

Management is responsible for Aptiv’s internal controls and the financial reporting process. Aptiv’s independent registered public accounting firm is responsible for performing an audit of Aptiv’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed Aptiv’s audited financial statements for the fiscal year ended December 31, 2020 and has met and held discussions with management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that Aptiv’s consolidated financial statements for fiscal year 2020 were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions between the Audit Committee and EY included the matters required to be discussed by Rules on Auditing Standard No. 1301, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards.

The Audit Committee received the written disclosures and letter from EY required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning its independence, and the Audit Committee discussed with EY the accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and EY and the Audit Committee’s review of the representation of management and the report of EY to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Aptiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC.

The Audit Committee also considered whether non-audit services provided by EY during 2020 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Nancy E. Cooper, Chair

Joseph L. Hooley

Robert K. Ortberg

Colin J. Parris

Ana G. Pinczuk

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM’S FEES

The Audit Committee has a policy concerning the approval of audit and non-audit services to be provided by Aptiv’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all audit services and all permitted non-audit services (including fees and terms thereof), except as otherwise prohibited pursuant to the Exchange Act. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the Audit Committee reviews a description of the service and sufficient information to confirm the determination that the provision of such service will not impair the independent registered public accounting firm’s independence. The Chair of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.

During fiscal years 2020 and 2019, EY provided various audit, audit-related, tax and other services to Aptiv. The Audit Committee pre-approved all audit services, audit-related, tax and other services provided by EY in 2020 and 2019. The following table presents fees for professional services charged by EY by type and amount for fiscal years 2020 and 2019:

($ in thousands)	2020	2019
Audit fees(1)	$12,700	$11,600
Audit-related fees(2)	600	900
Total audit and audit related fees	13,300	12,500
Tax fees(3)	2,900	2,400
All other fees(4)	—	100
Total fees	$16,200	$15,000

(1)

Audit Fees — Audit fees billed or to be billed are related to EY’s audit of our annual financial statements, including the audit of internal control over financial reporting, timely interim reviews of the quarterly financial statements, statutory or other required audit services, audit services performed in connection with registration statements and issuance of comfort letters and consents.

(2)

Audit-Related Fees — Audit-related services consist primarily of employee benefit plan audits, audit services not required by statute or regulation, agreed-upon procedures required to comply with financial accounting or regulatory reporting matters, due diligence in connection with acquisitions and divestitures, carve-out audits associated with divestitures and spin-off transactions, and other attest services.

(3)	Tax Fees — Tax fees primarily represent fees for tax planning services and tax-related compliance.
(4)	All Other Fees — All other fees relate to advisory services at certain international locations.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

APPOINTMENT OF AND PAYMENT TO AUDITORS

(Resolution 13)

The Audit Committee of our Board has appointed EY as our auditors. Shareholders are requested to reappoint EY as the Company’s auditors for the period ending with the Annual Meeting of the Company to be held in 2021. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of EY as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2021.

A representative of EY will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Resolution 14)

As required by Section 14A of the Exchange Act, we are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of Aptiv and to ensure that the majority of compensation opportunities are a result of pay-for-performance.

The Company is presenting Resolution 14 which gives shareholders the opportunity to approve or not approve our compensation program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.”

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement, on an advisory, non-binding basis.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth in the table below is information about the number of ordinary shares held by persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), we know to be the beneficial owners of more than five percent (5%) of Aptiv ordinary shares (based on 270,025,374 ordinary shares outstanding at December 31, 2020), based on information furnished by the identified persons to the SEC.

The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of March 2, 2021.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	28,084,954	10.40%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	22,695,310	8.4%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	22,254,163	8.2%

(1)	Represents ordinary shares beneficially owned by The Vanguard Group, Inc. This information is based on a Schedule 13G/A filed with the SEC February 10, 2021.

(2)	Represents ordinary shares beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities. This information is based on a Schedule 13G/A filed with the SEC on February 5, 2021.

(3)	Represents ordinary shares beneficially owned by T. Rowe Price Associates, Inc. This information is based on a Schedule 13G/A filed with the SEC on February 16, 2021.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 2, 2021 concerning beneficial ownership of Aptiv ordinary shares by each director, nominee and each of the executive officers named in the Summary Compensation Table. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has the right to acquire currently or within 60 days of March 2, 2021. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and dispositive power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares Owned	Number of RSUs that Vest within 60 Days	Total	Percent of Class

Directors

Richard L. Clemmer	—	2,929	2,929	*

Nancy E. Cooper	3,474	4,776	8,250	*

Nicholas M. Donofrio	122,627	4,611	127,238	*

Rajiv L. Gupta	36,300	8,563	44,863	*

Joseph L. Hooley	402	4,364	4,766	*

Merit E. Janow	—	—	—	*

Sean O. Mahoney	12,266	4,364	16,630	*

Paul M. Meister	2,214	4,364	6,578	*

Robert K. Ortberg	2,691	4,364	7,055	*

Colin J. Parris	4,074	4,364	8,438	*

Ana G. Pinczuk	7,474	4,364	11,838	*

Lawrence A. Zimmerman	19,600	4,611	24,211	*

Officers

Kevin P. Clark	730,706	—	730,706	*

Joseph R. Massaro	67,586	—	67,586	*

David Paja	37,781	—	37,781	*

David M. Sherbin	48,732	—	48,732	*

Mariya K. Trickett	16,805	—	16,805	*

Directors and Officers as a Group (20 Persons)	1,160,991	51,674	1,212,665

*	Less than 1%.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for director must promptly disclose any actual or potential material conflict of interest to our General Counsel, who will then assess and communicate the information to the Nominating and Governance Committee for evaluation and appropriate resolution. The Nominating and Governance Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Nominating and Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction.

No related party transactions were identified during 2020.

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OTHER INFORMATION

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the auditors before shareholders at a general meeting. The accounts of the Company for the fiscal year ended December  31, 2020 will be presented to the shareholders at the Annual Meeting.

Other Business

Management is not aware of any other matters to be brought before the Annual Meeting, except those set forth in this Notice of Annual Meeting of Shareholders. If other business is properly presented for consideration at the Annual Meeting, the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Shareholder Proposals for the 2022 Annual Meeting

To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s rules must be received by our Corporate Secretary no later than the close of business on November 15, 2021, 120 days before the one-year anniversary of the mailing date.

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Householding

Only one copy of each of our annual report to shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the annual report and proxy statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79, or call (248) 813-3005. You may contact your broker or bank to make a similar request. Shareholders shar-

ing an address who now receive multiple copies of our annual report and proxy statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Record Date

Shareholders owning Aptiv ordinary shares at the close of business on March 2, 2021 (the record date) may vote at the 2021 Annual Meeting. On that date, 270,462,749 ordinary shares were outstanding. Each Ordinary Share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Voting prior to the Annual Meeting

If you are a shareholder of record, you may vote by proxy in any of the following ways:

By Internet or Telephone - If you have Internet or telephone access, you may authorize the submission of a proxy on your behalf by following the voting instructions in the materials you receive. If you vote by Internet or telephone, you should not return your proxy card.

By Mail - You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote over the Internet or by telephone, your vote must be received by 8:00 a.m., Eastern Time, on April 28, 2021.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

Changing Your Vote before the Annual Meeting

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79;

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Other Information (continued)

•	Timely delivery of a valid, later-dated proxy or later-dated vote by Internet or telephone; or
•	Voting virtually at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

Voting at the Annual Meeting

If you are a shareholder of record, you may also vote virtually at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If you hold your shares in street name and you wish to vote virtually at the Annual Meeting, you must obtain a legal proxy issued in your name from the street name holder.

Quorum for the Annual Meeting

A quorum will consist of one or more shareholders present online or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

Voting Tabulation

To be approved, Resolutions 1 to 13 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution, assuming a quorum has been met. If a director does not receive a majority of the votes cast for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. The vote on Resolution 14 is advisory and is not binding on our Board or the Company. Abstentions and broker non-votes are counted for the purpose of determining a quorum, but are not counted as votes cast.

Broker Non-Votes

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 13 (Appointment of and Payment to Auditors), which is considered to be “routine” for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

Attending the Annual Meeting

If you plan to attend the virtual Annual Meeting, you must present proof that you own Aptiv shares to be admitted.

Record Shareholders. If you are a record shareholder (a person who owns shares registered directly in his or her name with Computershare, Aptiv’s transfer agent) and plan to attend the virtual Annual Meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

Owners of Shares Held in Street Name. Beneficial owners of Aptiv ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the virtual Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote virtually at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Accessing Proxy Materials on the Internet

This Proxy Statement and our 2020 Annual Report on Form 10-K are available at aptiv.com. If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Notice and Access

The SEC permits companies to furnish proxy materials to shareholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders. Shareholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

Proxy Solicitation

We will pay the cost for soliciting proxies for the Annual Meeting. Aptiv will distribute proxy materials and follow-up

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2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Other Information (continued)

reminders by mail and electronic means. We have engaged Morrow Sodali LLC (“Morrow”) at 470 West Avenue, Stamford, CT 06902 to assist with the solicitation of proxies. We will pay Morrow an aggregate fee, including reasonable out-of-pocket expenses, of $12,000, depending on the level of services actually provided. Certain Aptiv employees, officers and directors may also solicit proxies by mail, telephone or personal visits but they will not receive any additional compensation for their services.

We will also reimburse brokers, banks and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Corporate Governance Information

The following documents are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”:

•	Board Committee Charters;
•	Memorandum and Articles of Association;
•	Corporate Governance Guidelines;
•	Insider Trading Policy; and
•	Regulation FD Policy.

The Code of Ethical Business Conduct is also available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

Voting Results for the Annual Meeting

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at aptiv.com.

Requests for Copies of Annual Report

Aptiv will furnish to shareholders, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, upon receipt of a written request addressed to our Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 30, 2021

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. Our Proxy Materials and Annual Report are available at www.proxyvote.com

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APPENDIX A

Adjusted Net Income and Adjusted Net Income per Share

	Year Ended December 31,
(in millions, except per share amounts)	2020	2019	2018
Net income attributable to ordinary shareholders	$1,769	$990	$1,067
Mandatory Convertible Preferred Share dividends	35	—	—
Net income attributable to Aptiv	1,804	990	1,067
Adjusting items:
Restructuring	136	148	109
Other acquisition and portfolio project costs	23	71	78
Asset impairments	10	11	34
Deferred compensation related to acquisitions	14	42	57
Gain on business divestitures and other transactions	(1,434)	—	—
Debt modification costs	4	—	—
Debt extinguishment costs	—	6	—
Transaction and related costs associated with acquisitions	—	5	14
Gain on changes in fair value of equity investments	(10)	(19)	—
Contingent consideration liability fair value adjustments	—	—	23
Tax impact of U.S. tax reform enactment	—	—	29
Tax impact of adjusting items(a)	(22)	(18)	(15)
Adjusted net income attributable to Aptiv	$525	$1,236	$1,396
Weighted average number of diluted shares outstanding	270.70	257.39	265.22
Diluted net income per share attributable to Aptiv	$6.66	$3.85	$4.02
Adjusted net income per share	$1.94	$4.80	$5.26

(a)

Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred and the impact of the intra-entity transfer of intellectual property of approximately $33 million during the year ended December 31, 2018.

APTIV PLC    A-1

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Appendix A (continued)

Cash Flow Before Financing

	Year Ended December 31,
(in millions)	2020	2019	2018

Cash flows from operating activities:

Net income	$1,822	$1,009	$1,107

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	764	717	676

Restructuring expense, net of cash paid	(15)	29	(26)

Working capital	(65)	67	(3)

Pension contributions	(33)	(38)	(48)

Gain on autonomous driving joint venture	(1,434)	—	—

Other, net	374	(160)	(66)
Net cash provided by operating activities	1,413	1,624	1,640

Cash flows from investing activities:

Capital expenditures	(584)	(781)	(846)

Cost of business acquisitions and other transactions, net of cash acquired	(49)	(334)	(1,197)

Cost of technology investments	(2)	(10)	(16)

Settlement of derivatives	(1)	—	(2)

Other, net	10	14	13
Net cash used in investing activities	(626)	(1,111)	(2,048)
Adjusting items:

Adjustment for the cost of business acquisitions and other transactions, net of cash acquired	49	334	1,197

Adjustment for settlement of derivatives related to business acquisitions	—	—	(4)
Cash flow before financing	$836	$847	$785

Adjusted EBITDA

	Year Ended December 31,
(in millions)	2020	2019	2018

Net income attributable to Aptiv	$1,804	$990	$1,067

Interest expense	164	164	141

Other income, net	—	(14)	(2)

Income tax expense	49	132	250

Equity loss (income), net of tax	83	(15)	(23)
Net income attributable to noncontrolling interest	18	19	40

Operating income	2,118	1,276	1,473
Depreciation and amortization	764	717	676
EBITDA	$2,882	$1,993	$2,149

Restructuring	136	148	109

Other acquisition and portfolio project costs	23	71	78

Deferred compensation related to acquisitions	14	42	57
Gain on business divestitures and other transactions	(1,434)	—	—
Adjusted EBITDA	$1,621	$2,254	$2,393

A-2    APTIV PLC

APTIV PLC 5 HANOVER QUAY, GRAND CANAL DOCK DUBLIN 2, IRELAND D02 VY79	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/APTV2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D32798-P49190 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APTIV PLC
The Board recommends a vote FOR all director nominees, and FOR Proposals 2 and 3.
1.	Election of Directors:			For	Against	Abstain

	1a.	Kevin P. Clark		☐	☐	☐

	1b.	Richard L. Clemmer		☐	☐	☐			For	Against	Abstain

	1c.	Nancy E. Cooper		☐	☐	☐		1k. Colin J. Parris	☐	☐	☐
	1d.	Nicholas M. Donofrio		☐	☐	☐		1l. Ana G. Pinczuk	☐	☐	☐

	1e.	Rajiv L. Gupta		☐	☐	☐			For	Against	Abstain

	1f.	Joseph L. Hooley		☐	☐	☐		2. Proposal to re-appoint auditors, ratify independent public accounting firm and authorize the directors to determine the fees paid to the auditors.	☐	☐	☐
	1g.	Merit E. Janow		☐	☐	☐		3. Say-on-Pay - To approve, by advisory vote, executive compensation.	☐	☐	☐
	1h.	Sean O. Mahoney		☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1i.	Paul M. Meister		☐	☐	☐
	1j.	Robert K. Ortberg		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Materials are available at www.proxyvote.com.

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D32799-P49190

APTIV PLC
Annual Meeting of Shareholders
April 30, 2021 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors

Joseph R. Massaro, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Aptiv PLC to be held on April 30, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2 and 3.

(Items to be voted appear on reverse side.)
Continued and to be signed on reverse side